Filed pursuant to Rule 424(b)(2)
Registration Nos. 333-216372 and 333-216372-01

PRODUCT SUPPLEMENT NO. ES-01-06

(To the prospectus and prospectus supplement each dated April 7, 2017)

Citigroup Global Markets Holdings Inc.

Medium-Term Senior Notes, Series N

Payments Due from Citigroup Global Markets Holdings Inc.

Fully and Unconditionally Guaranteed by Citigroup Inc.

Equity Linked Securities

This product supplement sets forth terms that will apply generally to securities that we may offer from time to time using this product supplement. The specific terms of a particular issuance of securities will be set forth in a pricing supplement that we will deliver in connection with that issuance. If the terms specified in any pricing supplement are inconsistent with the terms specified in this product supplement or in the accompanying prospectus supplement or prospectus, the terms specified in the applicable pricing supplement will control.

•	Titles of Securities. The applicable pricing supplement may refer to the securities offered under this product supplement as Equity LinKed Securities (ELKS®), Callable Yield Securities or by another name. We refer to all securities offered under this product supplement as the “securities.”

•	Coupon. The securities will pay a coupon at a rate, and on coupon payment dates, specified in the applicable pricing supplement.

•	What You Will Receive at Maturity. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. Instead, what you will receive at maturity of the securities will depend on the performance of:

▪	shares of a company;

▪	American depositary shares representing the ordinary shares of a company;

▪	shares of an exchange-traded fund; or

▪	the worst performing of two or more of the foregoing,

as specified in the applicable pricing supplement. We refer to each of these as the “underlying shares.” You should carefully read the applicable pricing supplement to understand the circumstances in which you will not receive the stated principal amount at maturity and, instead, will receive underlying shares (or, in our sole discretion, cash based on the value thereof) that may be worth less than the stated principal amount.

•	Risk of Loss. What you receive at maturity of the securities may be worth less than the stated principal amount of the securities and possibly zero. You may lose up to all of your investment in the securities.

•	No Upside Exposure. The securities provide downside exposure, but generally no upside exposure, to the underlying shares. You should not invest in the securities if you seek to participate in any appreciation of the underlying shares during the term of the securities.

•	Credit Risk. The securities are unsecured senior debt securities of Citigroup Global Markets Holdings Inc., and the guarantee of the securities is an unsecured obligation of Citigroup Inc. Accordingly, all payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations, you may not receive anything owed to you under the securities.

•	No Listing. The securities will not be listed on any securities exchange, unless the applicable pricing supplement specifies otherwise. Accordingly, unless otherwise specified, the securities may have limited or no liquidity, and you should not invest in the securities unless you are willing to hold them until maturity. You are entitled to the cash or shares owed to you at maturity only if you hold your securities at maturity.

•	Tax Consequences. For important information regarding certain tax consequences of investing in the securities, see “United States Federal Tax Considerations” beginning on page ES-35.

You should carefully review the specific terms of the securities described in the applicable pricing supplement together with the information contained in this product supplement and the accompanying prospectus supplement and prospectus before investing in the securities.

Investing in the securities is subject to risks not associated with an investment in conventional debt securities. See “Risk Factors Relating to the Securities” beginning on page ES-6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this product supplement, the accompanying prospectus supplement and prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities, and the guarantee of the securities by Citigroup Inc., are not deposits or savings accounts but are, respectively, unsecured debt obligations of Citigroup Global Markets Holdings Inc. and unsecured obligations of Citigroup Inc. The securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality.

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

Citigroup

April 7, 2017

We are responsible for the information contained or incorporated by reference in this product supplement, the accompanying prospectus supplement and prospectus and any applicable pricing supplement. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should not assume that the information contained or incorporated by reference in this product supplement, the accompanying prospectus supplement and prospectus or any applicable pricing supplement is accurate as of any date other than the date on the front of such document. We are not making an offer of these securities in any state where the offer is not permitted.

About this Product Supplement

The pricing supplement for a particular issuance of securities will describe certain specific terms of those securities but will not describe all of the material terms of those securities or contain all of the other material disclosures that you should consider before investing in those securities. The material terms of the securities and other material disclosures that are not contained in the applicable pricing supplement are set forth in this product supplement and, to the extent not set forth in this product supplement, in the accompanying prospectus supplement and prospectus. Accordingly, it is important that you read this product supplement and the accompanying prospectus supplement and prospectus together with the applicable pricing supplement.

You may find the Prospectus and Prospectus Supplement each dated April 7, 2017 here:

http://www.sec.gov/Archives/edgar/data/831001/000119312517116348/d370918d424b2.htm

References in this product supplement, the applicable pricing supplement and the accompanying prospectus supplement and prospectus, to “we,” “our” or “us” are to Citigroup Global Markets Holdings Inc., and not any of its subsidiaries, unless the context indicates otherwise.

The following is a guide to the location of some (but not all) of the material terms of the securities and other material disclosures that are set forth in this product supplement:

•	Summary payment terms of the securities are set forth under “Summary Payment Terms.”

•	Risk factors relating to the securities generally are set forth under “Risk Factors Relating to the Securities.”

•	The definitions of the following terms may be found under “Description of the Securities—What You Will Receive at Maturity—Certain Important Definitions”:

▪	closing price

▪	trading price

▪	scheduled trading day

•	The manner in which the coupon will accrue and be paid is set forth under “Description of the Securities—Coupon.”

•	The manner in which we will exercise our right to call the securities prior to maturity, if applicable, is set forth under “Description of the Securities—Call Right.”

•	The definition of a “market disruption event,” the consequences of the occurrence of a market disruption event and the circumstances under which the valuation date may be postponed are set forth under “Description of the Securities—Consequences of a Market Disruption Event; Postponement of the Valuation Date.”

•	A description of adjustments that may be made upon the occurrence of certain events affecting the underlying shares, including adjustments to the equity ratio, initial share price and downside threshold price with respect to the underlying shares, is set forth under “Description of the Securities—Dilution and Reorganization Adjustments.”

•	The consequences of the delisting of the underlying shares (other than shares of an exchange-traded fund (“ETF”)) are set forth under “Description of the Securities—Delisting of Underlying Shares (Other than Shares of an ETF).”

•	The consequences of the delisting of underlying shares that are shares of an ETF or the liquidation or termination of an ETF are set forth under “Description of the Securities—Delisting, Liquidation or Termination of an ETF.”

•	Certain United States federal tax considerations applicable to a holder of the securities are set forth under “United States Federal Tax Considerations.”

•	Certain important disclosures about the manner in which the securities will be distributed are set forth under “Plan of Distribution; Conflicts of Interest.”

•	Limitations on the purchase of the securities by ERISA plans and related entities are set forth under “Benefit Plan Investor Considerations.”

The foregoing list is not complete. You should read this product supplement, the accompanying prospectus supplement and prospectus and the applicable pricing supplement in their entirety before deciding whether to invest in the securities.

Summary Payment Terms

The securities will pay a coupon at a rate, and on coupon payment dates, specified in the applicable pricing supplement. However, unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances.

Instead, what you will receive at maturity will depend on:

•	The performance of the underlying shares, which are:

▪	shares of one or more companies we specify in the applicable pricing supplement; and/or

▪	American depositary shares representing the ordinary shares of one or more companies we specify in the applicable pricing supplement; and/or

▪	shares of one or more exchange-traded funds we specify in the applicable pricing supplement;

•	Whether the performance of the underlying shares is measured based on the closing price or the trading price of the underlying shares, as we specify in the pricing supplement;

•	Whether the performance of the underlying shares is measured solely on the valuation date or on each scheduled trading day within a specified period (and, if the performance is observed on each scheduled trading day within a specified period, any additional condition, if applicable, with respect to the closing price of the underlying shares on the valuation date);

•	Whether we elect to pay you cash at maturity in the event that you would otherwise receive underlying shares.

As described in this product supplement under “Description of the Securities,” the performance of the underlying shares may cause a “downside event” to occur, in which case you will not receive the stated principal amount at maturity and will instead receive a specified number of underlying shares (or, in our sole discretion, the cash value of the underlying shares). The value of those shares will very likely be less than the stated principal amount at maturity of the securities, and may be worth zero.

Before deciding whether to invest in the securities, you should carefully read and understand the sections “Risk Factors Relating to the Securities” and “Description of the Securities” in this product supplement as well as the particular terms and risk factors described in the applicable pricing supplement.

Certain events may happen that could affect what you will receive at maturity or (in the case of a delisting of the underlying shares) could give us the right to call the securities prior to maturity, such as the occurrence of market disruption events or other events affecting the underlying shares. Those events are described in this product supplement under “Description of the Securities” and will not be repeated in the applicable pricing supplement. As a result, you should carefully review and understand the section “Description of the Securities” in this product supplement.

Risk Factors Relating to the Securities

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities, including the risk that we may default on our obligations under the securities, and are also subject to risks associated with the underlying shares because what you will receive at maturity will depend on the performance of the underlying shares.

The risk factors below describe certain significant risks associated with an investment in the securities. You should read these risk factors together with the risk factors included in the applicable pricing supplement, which will describe more specifically those risks associated with the terms of the particular issuance of securities. You should also read these risk factors together with the risk factors included in the documents incorporated by reference into the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

Risk Factors Relating to All Securities

You may lose some or all of your investment in the securities.

Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. Instead, what you will receive at maturity will depend on the performance of the underlying shares. The performance of the underlying shares may cause a downside event to occur, as described in the applicable pricing supplement, in which case you will not receive the stated principal amount at maturity and instead will receive, for each security you then hold, a number of underlying shares equal to the equity ratio specified in the applicable pricing supplement (or, in our sole discretion, the cash value of those shares). The value of these shares at maturity will very likely be less than the stated principal amount of the securities and may be zero. You should not invest in the securities if you are unable or unwilling to the bear the risk of losing all of your investment in the securities.

The securities will be adversely affected by volatility in the price of the underlying shares.

If the price of the underlying shares is volatile, or if the volatility of the underlying shares increases over the term of the securities, it is more likely that you will not receive the full stated principal amount of the securities at maturity. This is because a downside event is more likely to occur the more volatile the price of the underlying shares. You should understand that, in general, higher coupons on the securities are associated with greater volatility in the price of the underlying shares and, therefore, a greater likelihood that you will not receive the full stated principal amount of the securities at maturity.

Volatility refers to the magnitude and frequency of changes in the price of the underlying shares over any given period. Although the underlying shares may theoretically experience volatility in either a positive or a negative direction, the price of the underlying shares is much more likely to decline as a result of volatility than to increase.

The securities offer downside exposure, but generally no upside exposure, to the underlying shares.

Even though you will be subject to the risk of a decline in the price of the underlying shares, you will not participate in any appreciation in the price of the underlying shares over the term of the securities, and your maximum possible return on the securities will be limited to the coupon payable on the securities (except in very limited and unlikely circumstances). Consequently, your return on the securities may be significantly less than the return you could achieve on a direct investment in the underlying shares or on an alternative investment that provides for participation in the appreciation of the underlying shares. You should not invest in the securities if you seek to participate in any appreciation of the underlying shares.

The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., the guarantor of any payments due on the securities.

You are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. Any actual or anticipated changes to Citigroup Global Markets Holdings Inc.’s or Citigroup Inc.’s credit ratings or credit spreads may adversely affect the value of the securities. If Citigroup Global Markets Holdings Inc. defaults on its obligations and Citigroup Inc. defaults on its guarantee obligations under the securities, your investment will be at risk and you could lose some or all of your investment. As a result, the value of the securities prior to maturity will be affected by changes in the market’s view of Citigroup Global Markets Holdings Inc.’s and Citigroup Inc.’s creditworthiness. Any decline, or anticipated decline, in either of their credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking either of their credit risk is likely to adversely affect the value of the securities.

The securities will not be listed on a securities exchange and you may not be able to sell your securities prior to maturity.

Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on a securities exchange. Accordingly, the securities may have limited or no liquidity, and you should not invest in the securities unless you are willing to hold them to maturity.

Citigroup Global Markets Inc. (“Citigroup Global Markets”) or, if applicable, any other entity named as underwriter or agent in the applicable pricing supplement may, but is not obligated to, make a market in the securities. If Citigroup Global Markets or such other underwriter or agent does make a market in the securities, it may discontinue doing so at any time. Because we do not expect that other broker-dealers will participate significantly in any secondary market for the securities, the price at which you may be able to sell your securities prior to maturity is likely to depend on the price, if any, at which Citigroup Global Markets or such other underwriter or agent is willing to transact. If at any time Citigroup Global Markets or such other underwriter or agent were not to make a market in the securities, it is likely that there would be no secondary market at all for the securities. The price, if any, at which Citigroup Global Markets, such other underwriter or agent or any other buyer may be willing to purchase your securities in any secondary market that may develop may be significantly less than the stated principal amount. Any sale of the securities prior to maturity may result in a substantial loss. As a result, you should be prepared to hold your securities until maturity.

The value of your securities prior to maturity will fluctuate based on many unpredictable factors.

The value of your securities prior to maturity will fluctuate based on the price of the underlying shares and a number of other factors, including those described below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The paragraphs below describe what we expect to be the impact on the value of the securities of a change in a specific factor, assuming all other conditions remain constant. You should understand that the value of your securities at any time prior to maturity may be significantly less than the stated principal amount.

Underlying Share Price. We expect that the value of the securities at any time will depend substantially on the market price of the underlying shares at that time and, if applicable, on whether a downside event has occurred or any condition in the definition of a downside event has been satisfied. If the securities are linked to the underlying shares of two or more underlying share issuers, the value of the securities will depend substantially on the market price of the underlying shares with the worst performance as of the applicable time. If the price of the underlying shares declines following the pricing date, the value of your securities, if any, will also likely decline, perhaps significantly. Even at a time when the price of the underlying shares exceeds the initial share price, the value of your securities may nevertheless be significantly less than the stated principal amount of your securities because of expectations that the price of the underlying shares will continue to fluctuate between that time and the valuation date, among other reasons. Significant increases in the price of the underlying shares are not likely to be reflected in the value of the securities because the amount you may receive at maturity for each security is limited to the stated principal amount (except in very limited and unlikely circumstances).

The market price of any underlying shares will be influenced by the applicable underlying share issuer’s results of operations (or, if the underlying share issuer is an ETF, by the results of operations of the companies included in the index underlying the ETF) and by complex and interrelated political, economic, financial and other factors that can affect the capital markets generally or the market segment of which the underlying share issuer is a part (or, if the underlying share issuer is an ETF, the market segments of the companies included in the index underlying the ETF). Our, or our counterparties’, hedging activity in the underlying shares, the issuance of other securities similar to the securities and trading and other activities by us, our affiliates or other market participants can also affect the price of the underlying shares.

Volatility of the Underlying Shares. If the expected volatility of the underlying shares increases during the term of the securities, the value of the securities is likely to decrease because of a perceived increase in the likelihood that a downside event will occur.

Dividend Yield on the Underlying Shares. If the dividend yield on the underlying shares increases, we expect that the value of the securities may decrease. You will not be entitled to receive any dividends paid on the underlying shares during the term of the securities and the value of any shares or cash you will receive at maturity will generally not reflect the value of such dividend payments.

Interest Rates. We expect that the value of the securities will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the value of the securities may decrease.

Time Remaining to Maturity. At any given time, a portion of the value of the securities will be attributable to time value, which is based on the amount of time then remaining to maturity. If you sell the securities at any time prior to maturity, you will be giving up any increase in the time value of the securities that may result as the time remaining to maturity shortens.

Creditworthiness of Citigroup Global Markets Holdings Inc. and Citigroup Inc. The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., the guarantor of any payments due on the securities. Therefore, actual or anticipated changes in either of their credit ratings or credit spreads may affect the value of the securities.

It is important for you to understand that the impact of one of the factors specified above may offset, or magnify, some or all of any change in the value of the securities attributable to another factor.

Our offering of the securities does not constitute a recommendation of the underlying shares.

You should not take our offering of the securities as an expression of our views about how the underlying shares will perform in the future or as a recommendation to invest in the underlying shares, including through an investment in the securities. As we are part of a global financial institution, our affiliates may, and often do, have positions (including short positions) in the underlying shares that conflict with an investment in the securities. You should undertake an independent determination of whether an investment in the securities is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

Our affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in the securities and may do so in the future, and any such research, opinions or recommendations could adversely affect the price of the underlying shares.

Citigroup Global Markets and other of our affiliates may publish research from time to time on an underlying share issuer, the financial markets and other matters that may influence the price of the underlying shares and the value of the securities, and they may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Citigroup Global Markets and other of our affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the securities. Any research, opinions or recommendations expressed by such affiliates of ours may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of each applicable underlying share issuer and the merits of investing in the securities.

The price of the underlying shares and, therefore, the value of the securities may be affected by our or our affiliates’ hedging and other trading activities.

In anticipation of the sale of any issuance of the securities, we expect to hedge our obligations under the securities through certain affiliated or unaffiliated counterparties, who may take positions directly in the underlying shares, in instruments, such as options, futures and/or swaps, the value of which is derived from the underlying shares and/or, in the case of underlying shares that are shares of an ETF, in options or futures contracts (or futures on options contracts) related to the index underlying such ETF. We or our counterparties may also adjust this hedge during the term of the securities and close out or unwind this hedge on or before the valuation date, which may involve our counterparties purchasing or selling the underlying shares or such instruments. This hedging activity on or prior to the pricing date could potentially affect the price of the underlying shares on the pricing date and, accordingly, potentially increase the initial share price with respect to the applicable underlying shares and, if applicable, the downside threshold price. Additionally, this hedging activity during the term of the securities, including on or near the valuation date, could negatively affect the price of the underlying shares and, therefore, increase the likelihood that a downside event will occur and decrease the value of any underlying shares (or the amount of cash based thereon) that we may deliver to you at maturity. This hedging activity may present a conflict of interest between your interest as a holder of the securities and the interests we and/or our counterparties, which may be our affiliates, have in executing, maintaining and adjusting hedging transactions. These hedging activities could also affect the price, if any, at which Citigroup Global Markets or, if applicable, any other entity named as underwriter or agent in the applicable pricing supplement may be willing to purchase your securities in the secondary market.

Citigroup Global Markets and other of our affiliates may also trade the underlying shares and other financial instruments related to the underlying shares on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. As with our or our affiliates’ hedging activity, this trading activity could negatively affect the price of the underlying shares and, therefore, the performance of the securities.

It is possible that these hedging or trading activities could result in substantial returns for our affiliates while the value of the securities declines.

We and our affiliates may have economic interests that are adverse to those of the holders of the securities as a result of our affiliates’ business activities.

Our affiliates may currently or from time to time engage in business with an underlying share issuer or, in the case of an underlying share issuer that is an ETF, the companies included in the index underlying such ETF. These activities may include extending loans to, making equity investments in or providing advisory services to the applicable underlying share issuer or such companies, including merger and acquisition advisory services. In the course of this business, our affiliates may acquire non-public information about the underlying share issuer or such companies, and we will not disclose any such information to you. Any prospective purchaser of the securities should undertake an independent investigation of the underlying share issuer and, in the case of an underlying share issuer that is an ETF, the companies included in the index underlying such ETF as in its judgment is appropriate to make an informed decision with respect to an investment in the securities. We do not make any representation or warranty to any purchaser of the securities with respect to any matters whatsoever relating to our affiliates’ business with any underlying share issuer or any such companies.

If any of our affiliates is or becomes a creditor of an underlying share issuer or otherwise enter into any transaction with an underlying share issuer in the course of our business, such affiliate may exercise remedies against the applicable underlying share issuer without regard to the impact on your interests as a holder of the securities.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to changes in the price of the underlying shares. To the extent that we or one of our affiliates does so, our or their interests with respect to these products may be adverse to those of the holders of the securities. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

In the case of securities based on ADSs, our affiliates may currently or from time to time engage in trading activities related to the currency in which the ordinary shares represented by the ADSs trade. These trading activities could potentially affect the exchange rate with respect to that currency and, if currency exchange rate calculations are involved in the calculation of the price of the underlying shares, could affect the value of the securities.

The historical performance of the underlying shares is not an indication of the future performance of the underlying shares.

The historical performance of the underlying shares, which will be included in the applicable pricing supplement, should not be taken as an indication of the future performance of the underlying shares during the term of the securities. Changes in the price of the underlying shares will affect the value of the securities and what you will receive at maturity of the securities, but it is impossible to predict whether the price of the underlying shares will rise or fall.

Securities with a downside event based on the intra-day trading price of the underlying shares are subject to particular risks.

If the applicable pricing supplement so specifies, a downside event will occur if the trading price of the underlying shares is less than, or less than or equal to, a specified downside threshold price at any time during a specified period or on a specified day. Securities with such a downside event are especially risky because a downside event will occur even if the trading price of the underlying shares falls to or below the downside threshold price solely as a result of a temporary decline that is quickly reversed, such as happened in connection with the “flash crash” in May 2010. If a downside event occurs, the securities will no longer provide for the repayment of the stated principal amount at maturity and you will be fully exposed to the downside performance of the underlying shares.

Securities with a downside event based on the closing price of the underlying shares on any day during a specified period are subject to particular risks.

If the applicable pricing supplement so specifies, a downside event will occur if the closing price of the underlying shares is less than, or less than or equal to, a specified price on any day during a specified period. In such a case, a downside event will occur even if the closing price of the underlying shares falls to or below the downside threshold price on only one or a small number of days in that period, and even if the closing price of the underlying shares is greater than the downside threshold price on the valuation date. If a downside event occurs, the securities will no longer provide for the repayment of the stated principal amount at maturity and you will be fully exposed to the downside performance of the underlying shares.

Securities with a downside event based solely on the closing price of the underlying shares on the valuation date are subject to particular risks.

If the applicable pricing supplement so specifies, a downside event will occur if the closing price of the underlying shares is less than or equal to a specified price on a single day, the valuation date. In such a case, whether a downside event occurs will depend on the closing price of the underlying shares on that one day, even if the closing price of the underlying shares is greater than the specified price on other dates during the term of the securities, including dates near the valuation date. If a downside event occurs, the securities will no longer provide for the repayment of the stated principal amount at maturity and you will be fully exposed to the downside performance of the underlying shares.

Securities linked to the worst performing of the underlying shares of two or more underlying share issuers are subject to particular risks.

If the applicable pricing supplement so specifies, the securities will be linked to the worst performing of the underlying shares of two or more underlying share issuers. For such securities, a downside event will occur if the price of the underlying shares of either underlying share issuer falls to or below a specified downside threshold price, even if the price of the underlying shares of the other underlying share issuer does not fall to or below such price or even appreciates. Such securities are not like securities linked to a basket, where the negative performance of the underlying shares of one underlying share issuer might be offset to some degree by the positive, or lesser negative, performance of the underlying shares of each other underlying share issuer. Instead, securities linked to the worst performing of the underlying shares of two or more underlying share issuers will reflect the performance of the underlying shares that have the worst performance with no offsetting benefit from the underlying shares that have the better performance.

Securities that are subject to our call right are subject to particular risks.

If the applicable pricing supplement so specifies, we will have the right to call the securities on one or more call dates specified in the applicable pricing supplement. If we call the securities, you will not receive the remaining coupon payments to which you would otherwise be entitled over the term of the securities, and you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk. If we have the right to call the securities, we will do so at a time that is advantageous to us and without regard to your interests.

You will have no rights against any underlying share issuer, and you will not receive dividends on the underlying shares, unless and until you receive underlying shares at maturity.

As a holder of the securities, you will not be entitled to any rights with respect to the underlying shares or any underlying share issuer, including voting rights and rights to receive any dividends or other distributions on the underlying shares, but you will be subject to all changes affecting the underlying shares. You will have rights with respect to the underlying shares only when (and if) you receive underlying shares at maturity of the securities. No underlying share issuer is involved in the offering of the securities in any way, and no underlying share issuer has any obligation to consider your interests as a holder of securities.

For example, in the event that an amendment is proposed to an underlying share issuer’s certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you receive underlying shares (if at all), you will not be entitled to vote on the amendment, even though you will nevertheless be subject to any changes in the powers, preferences or special rights of the applicable underlying shares in the event you receive underlying shares at maturity. Any such change to the underlying shares may adversely affect their market price, which will adversely affect the value of the securities and increase the likelihood that you lose money on your investment.

We have no affiliation with any underlying share issuer and are not responsible for its public disclosures.

We are not affiliated with any underlying share issuer, and no underlying share issuer will be involved in any of our offerings of securities pursuant to this product supplement in any way. Consequently, we have no control over the actions of any underlying share issuer, including any corporate actions of the type that would require the calculation agent to adjust what you will receive at maturity. No underlying share issuer has any obligation to consider your interests as an investor in the securities in taking any corporate actions that might affect the value of your securities. None of the money you pay for the securities will go to any underlying share issuer.

In addition, as we are not affiliated with any underlying share issuer, we do not assume any responsibility for the accuracy or adequacy of any information about the underlying shares or any underlying share issuer contained in any underlying share issuer’s public disclosures. We have made no “due diligence” or other investigation into any underlying share issuer in connection with the offering of the securities. As an investor in the securities, you should make your own investigation into each applicable underlying share issuer.

The securities will not be adjusted for all events that could affect the price of the underlying shares.

Certain events may occur during the term of the securities that have a dilutive effect on the value of the underlying shares or otherwise adversely affect the market price of the underlying shares. The calculation agent will make certain adjustments for some of these events, as described under “Description of the Securities—Dilution and Reorganization Adjustments.” However, an adjustment will not be made for all events that could have a dilutive or adverse effect on the underlying shares or their market price, such as ordinary dividends, partial tender offers or additional public offerings of underlying shares by the applicable underlying share issuer, and the adjustments that are made may not fully offset the dilutive or adverse effect of the particular event. Accordingly, the occurrence of any event that has a dilutive or adverse effect on any underlying shares may make the occurrence of a downside event more likely and, if a downside event occurs, reduce the value of the underlying shares (or cash based thereon) that you may receive at maturity. Unlike an investor in the securities, a direct holder of the underlying shares may receive an offsetting benefit from any such event that may not be reflected in an adjustment to the terms of the securities, and so you may experience dilution or adverse consequences in a circumstance in which a direct holder would not.

If the securities are linked to underlying shares, even if the underlying share issuer pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets certain criteria.

In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on underlying shares unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing price of the underlying shares on the date of declaration of the dividend. Any dividend will reduce the closing price of the underlying shares by the amount of the dividend per share. If the underlying share issuer pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” below.

If the underlying shares are delisted, we may call the securities prior to maturity.

If the underlying shares (other than shares of an ETF) are delisted from their exchange (other than in connection with a reorganization event) and not then or immediately thereafter listed on a U.S. national securities exchange, we will have the right to call the securities prior to the maturity date. If we exercise this call right, you will receive the amount described below under “Description of the Securities—Delisting of Underlying Shares (Other than Shares of an ETF).” This amount may be less, and possibly significantly less, than the stated principal amount of the securities and/or the total amount you would have received under the securities had you continued to hold your securities to maturity.

The securities may become linked to shares of an issuer other than the original underlying share issuer.

In connection with certain reorganization events described under “Description of the Securities—Dilution and Reorganization Adjustments” or in the event of the delisting of the underlying shares from their exchange, the securities may become linked to shares of an issuer other than the original underlying share issuer. For example, if an underlying share issuer enters into a merger agreement with another issuer that provides for holders of the underlying shares to receive shares of the other issuer, the securities will become linked to such other shares upon consummation of the merger. If the underlying shares are delisted (other than in connection with a reorganization event) and we do not exercise our call right, if applicable, the calculation agent will have discretion to select shares of another issuer to be successor underlying shares. In any such case, the trading price or closing price, as applicable, of the underlying shares will be determined by reference to the trading price or closing price of the applicable other shares, and if a downside event occurs, you will receive such other shares (or cash based thereon) at maturity. You may not wish to have investment exposure to the shares of any other issuer to which the securities may become linked and may not have bought the securities had they been linked to such other shares from the beginning.

The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities.

As calculation agent, Citigroup Global Markets, our affiliate, will determine whether a downside event has occurred and the amount payable to you at maturity (including, if we exercise our cash election right, the cash value of the underlying shares on the valuation date). In addition, if certain events occur, Citigroup Global Markets will be required to make certain discretionary judgments that could significantly affect what you will receive at maturity of the securities. In making these judgments, Citigroup Global Markets’ interests as an affiliate of ours could be adverse to your interests as a holder of the securities. Such judgments could include, among other things:

•	determining whether a market disruption event has occurred;

•	if a market disruption event occurs on the valuation date, determining whether to postpone the valuation date, as described under “Description of the Securities—Consequences of a Market Disruption Event; Postponement of the Valuation Date”;

•	determining the closing price or trading price of the underlying shares if the price is not otherwise available or a market disruption event has occurred;

•	determining the appropriate adjustments to be made to the equity ratio, initial share price and downside threshold price, if applicable, upon the occurrence of an event described under “Description of the Securities—Dilution and Reorganization Adjustments”;

•	if any underlying shares (other than shares of an ETF) are delisted and we do not exercise our call right, determining whether to select successor shares and, if so, determining which shares to select as successor shares (see “Description of the Securities—Delisting of Underlying Shares (Other than Shares of an ETF)”); and

•	if any underlying shares are shares of an ETF, selecting successor ETF shares or performing an alternative calculation of the trading price or closing price of the underlying shares if the shares are delisted or the ETF is liquidated or otherwise terminated (see “Description of the Securities—Delisting, Liquidation or Termination of an ETF”).

Any of these determinations made by Citigroup Global Markets, in its capacity as calculation agent, may adversely affect what you will receive at maturity of the securities.

The U.S. federal tax consequences of an investment in the securities are unclear.

Due to the lack of controlling legal authority, the U.S. federal tax consequences of an investment in the securities are unclear. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”), and the IRS or a court might not agree with the treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities might be materially and adversely affected. Moreover, the securities may be assumed by Citigroup Inc., as provided in the accompanying prospectus. The law regarding whether or not such an assumption would be considered a significant modification of the securities is not entirely clear and, if the IRS were to treat the assumption as a significant modification, a U.S. investor would generally be required to recognize gain (if any) on the securities and the timing and character of income recognized with respect to the securities after the assumption could be affected significantly. As described below under “United States Federal Tax Considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons is subject to withholding tax, possibly with retroactive effect.

As described in this product supplement under “United States Federal Tax Considerations,” in connection with any withholding or information reporting requirements we may have in respect of the securities under applicable law, we intend to treat a portion of each coupon payment as attributable to interest and the remainder to option premium. However, in light of the uncertain treatment of the securities, it is possible that other persons having withholding or information reporting responsibility in respect of the securities may treat a security differently, for instance, by treating the entire coupon payment as ordinary income at the time received or accrued by a U.S. investor and/or treating some or all of each coupon payment on a security to a non-U.S. investor as subject to withholding tax at a rate of 30%. Moreover, it is possible that in the future we may determine that we should withhold at a rate of 30% on coupon payments on the securities to non-U.S. investors. In addition, non-U.S. investors should review the discussion in “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Possible Withholding under Section 871(m) of the Code” regarding potential withholding tax risks under Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”). If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Both U.S. and non-U.S. persons considering an investment in the securities should review carefully the section of this product supplement entitled “United States Federal Tax Considerations” and consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional Risk Factors Relating to Securities Based on ADSs

The price of underlying shares that are ADSs may not completely track the price of the underlying share issuer’s ordinary shares.

In the case of underlying shares that are ADSs, you should be aware that the price of the ADSs may not completely track the price of the applicable underlying share issuer’s ordinary shares. Active trading volume and efficient pricing for the ordinary shares of the applicable underlying share issuer on the stock exchange(s) on which those ordinary shares principally trade will not necessarily indicate similar characteristics in respect of the ADSs. Factors such as the number of the underlying share issuer’s ordinary shares that are available in ADS form outside the country in which those ordinary shares principally trade may affect the liquidity of the ADSs, which may be less than that of the underlying ordinary shares. In addition, the terms and conditions of the applicable depositary facility may result in less liquidity or a lower market price of the ADSs than for the ordinary shares.

Fluctuations in exchange rates will affect the price of underlying shares that are ADSs.

There are significant risks related to an investment in a security that is linked to ADSs that are quoted and traded in U.S. dollars and represent ordinary shares that are quoted and traded in a foreign currency. Such ADSs will trade differently from the ordinary shares they represent as a result of fluctuations in the currency exchange rate between the U.S. dollar and the applicable foreign currency. In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. You should understand that, if the U.S. dollar strengthens relative to the currency in which the applicable ordinary shares trade, the price of the ADSs will likely decline for that reason alone.

Securities based on ADSs are subject to risks associated with non-U.S. markets.

Investments in securities linked to the price of equity securities of non-U.S. companies involve certain risks. Where the applicable underlying share issuer’s ordinary shares principally trade on a non-U.S. market, that market may be more volatile than U.S. markets. Also, there is generally less publicly available information about non-U.S. companies than U.S. companies, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. companies.

In addition, share prices of companies located in emerging markets, or whose principal operations are located in emerging markets, are subject to political, economic, financial and social factors that affect emerging markets. These factors, which could negatively affect the value of such securities, include the possibility of changes in local or national economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to such companies or to investments in equity securities of companies located, or whose principal operations are located, in emerging markets. Specifically, political and/or legal developments in emerging markets could include forced divestiture of assets; restrictions on production, imports and exports; war or other international conflicts; civil unrest and local security concerns that threaten the safe operation of company facilities; price controls; tax increases and other retroactive tax claims; expropriation of property; cancellation of contract rights; and environmental regulations. Moreover, the economies of emerging nations may differ unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital investment, resources and self-sufficiency.

Additional Risk Factors Relating to Securities Based on Shares of an ETF

The price and performance of ETF shares may not completely track the performance of the index underlying the ETF or the net asset value per share of the ETF.

An issuer of ETF shares may not fully replicate the index underlying the ETF (the “ETF underlying index”) and may hold securities different from those included in the ETF underlying index. In addition, the performance of ETF shares will reflect transaction costs and fees that are not included in the calculation of the ETF underlying index. All of these factors may lead to a lack of correlation between the performance of ETF shares and the applicable underlying index. In addition, if an ETF holds equity securities, corporate actions with respect to such equity securities (such as mergers and spin-offs) may impact the variance between the performances of the ETF shares and the ETF underlying index. Finally, if ETF shares are traded on a securities exchange and are subject to market supply and investor demand, the market value of the ETF shares may differ from the net asset value per share of the ETF.

During periods of market volatility, securities underlying an ETF may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the ETF and the liquidity of the ETF shares may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of an ETF. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell ETF shares. As a result, under these circumstances, the market value of ETF shares may vary substantially from the net asset value per share of the ETF. For all of the foregoing reasons, the performance of ETF shares may not correlate with the performance of the applicable ETF underlying index and/or the net asset value per share of the ETF, which could materially and adversely affect the value of the securities in the secondary market and/or reduce your payment at maturity.

Shares of an ETF that invests in non-U.S. companies may be subject to currency exchange rate risk.

If the securities are based upon the shares of an ETF that invests in non-U.S. companies, holders of the securities will be exposed to currency exchange rate risk with respect to the currency in which such stocks trade. An investor’s net exposure will depend on the extent to which the non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of each stock in the ETF’s portfolio. If, taking into account such weighting, the U.S. dollar strengthens against the non-U.S. currency, the price of the stocks in which an ETF invests will be adversely affected and the value of the securities may decrease.

Shares of an ETF that invests in non-U.S. companies are subject to risks associated with non-U.S. markets.

Investments in securities linked to the price of equity securities of non-U.S. companies involve certain risks. Where the shares of a company in which an ETF invests principally trade on a non-U.S. market, that market may be more volatile than U.S. markets. Also, there is generally less publicly available information about non-U.S. companies than U.S. companies, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. companies.

In addition, share prices of companies located in emerging markets, or whose principal operations are located in emerging markets, are subject to political, economic, financial and social factors that affect emerging markets. These factors, which could negatively affect the value of such securities, include the possibility of changes in local or national economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to such companies or to investments in equity securities of companies located, or whose principal operations are located, in emerging markets. Specifically, political and/or legal developments in emerging markets could include forced divestiture of assets; restrictions on production, imports and exports; war or other international conflicts; civil unrest and local security concerns that threaten the safe operation of company facilities; price controls; tax increases and other retroactive tax claims; expropriation of property; cancellation of contract rights; and environmental regulations. Moreover, the economies of emerging nations may differ unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital investment, resources and self-sufficiency.

Changes made by the investment adviser to an ETF or by the sponsor of the index underlying an ETF may adversely affect the ETF.

We are not affiliated with the investment adviser to any ETF to whose shares the securities may be linked or with the sponsor of the index underlying any such ETF. Accordingly, we have no control over any changes such investment adviser or sponsor may make to such ETF or such index. The investment adviser to any ETF or the sponsor of any index underlying an ETF may make changes to such ETF or index, in methodology or otherwise, at any time. Any such changes may adversely affect the performance of the ETF shares.

Description of the Securities

The following description of the general terms of the Securities supplements the general terms and provisions set forth in the accompanying prospectus supplement and prospectus. If any specific information regarding the Securities in this product supplement is inconsistent with the more general terms described in the accompanying prospectus supplement and prospectus, you should rely on the information in this product supplement.

The pricing supplement applicable to a particular issuance of Securities will contain the specific terms of that issuance of Securities. If any information in the applicable pricing supplement is inconsistent with this product supplement, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this product supplement or the accompanying prospectus supplement and prospectus. It is important for you to consider carefully the information contained in this product supplement together with the information contained in the applicable pricing supplement and the accompanying prospectus supplement and prospectus before deciding whether to invest in the Securities.

General

The securities offered under this product supplement (the “Securities”) are senior unsecured debt securities issued by Citigroup Global Markets Holdings Inc. under the senior debt indenture described in the accompanying prospectus supplement and prospectus. Any payments due on the Securities are fully and unconditionally guaranteed by Citigroup Inc. The Securities will constitute part of the senior debt of Citigroup Global Markets Holdings Inc. and will rank equally with all other unsecured and unsubordinated debt of Citigroup Global Markets Holdings Inc. The guarantee of payments due on the Securities will constitute part of the senior debt of Citigroup Inc. and will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc.

Unlike conventional debt securities, the Securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. Instead, what you will receive at maturity of the Securities will depend on the performance of:

•	shares of a company;

•	American depositary shares (“ADSs”) representing the ordinary shares of a company;

•	shares of an exchange-traded fund (“ETF”); or

•	the worst performing of two or more of the foregoing,

as specified in the applicable pricing supplement. We refer to each of these as the “Underlying Shares.” You should carefully read the applicable pricing supplement to understand the circumstances in which you will not receive the stated principal amount at maturity and, instead, will receive a number of Underlying Shares (or, in our sole discretion, cash based on the value thereof) that may be worth less than the stated principal amount. See “—What You Will Receive at Maturity” below.

You may lose up to all of the stated principal amount of the Securities. All payments on the Securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., as guarantor of any payments due on the Securities.

If the Securities are referred to in the applicable pricing supplement as “ELKS,” they will be issued in denominations of $10 and integral multiples thereof and will have a stated principal amount of $10, unless otherwise specified in the applicable pricing supplement. For other Securities, the denominations and stated principal amount will be specified in the applicable pricing supplement.

The “Calculation Agent” for each issuance of Securities will be our affiliate, Citigroup Global Markets Inc. (“Citigroup Global Markets”), or any successor appointed by us, unless otherwise specified in the applicable pricing supplement. The Calculation Agent will make the determinations specified in this product supplement or in the applicable pricing supplement. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on

Citigroup Global Markets Holdings Inc., Citigroup Inc. and the holders of the Securities. The Calculation Agent is obligated to carry out its duties and functions in good faith and using its reasonable judgment.

Coupon

Holders of the Securities will receive a coupon payment at a rate specified in the applicable pricing supplement on each coupon payment date specified in the applicable pricing supplement (each, a “Coupon Payment Date”). Each coupon payment will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed. The coupon payable on the first Coupon Payment Date for an issuance of Securities will accrue from and including the issue date of such Securities to but excluding such first Coupon Payment Date, and the coupon payable on each succeeding Coupon Payment Date for an issuance of Securities will accrue from and including the immediately preceding Coupon Payment Date to but excluding such succeeding Coupon Payment Date.

Unless otherwise specified in the applicable pricing supplement, the coupon payment will be payable to the persons in whose names the Securities are registered at the close of business on the Business Day immediately preceding the applicable Coupon Payment Date (each a “Regular Record Date”), except that the final coupon payment will be payable to the persons who receive the cash or shares, as applicable, at maturity, as described below under “—What You Will Receive at Maturity.” If a Coupon Payment Date falls on a day that is not a Business Day, the coupon payment to be made on that Coupon Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on that Coupon Payment Date, and no interest will accrue as a result of such delayed payment.

“Business Day” means any day (i) that is not a Saturday, a Sunday or a day on which the securities exchanges or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close and (ii) on which The Depository Trust Company (or any successor) (“DTC”) settles payments and/or deliveries of shares.

What You Will Receive at Maturity

The Securities will mature on the date specified in the applicable pricing supplement (the “Maturity Date”). If the originally scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the next succeeding Business Day, and no interest will accrue as a result of such postponement.

Unless otherwise specified in the applicable pricing supplement, at maturity a holder will receive, for each Security then held, in addition to the final cash coupon payment:

If a Downside Event has not occurred:	The stated principal amount in cash.
If a Downside Event has occurred and the Securities are linked to the Underlying Shares of one Underlying Share Issuer:	A number of Underlying Shares equal to the Equity Ratio, subject to our cash election right as described below. These Underlying Shares (or their cash value, if we so elect) will very likely be worth less than the stated principal amount of each Security and may be worth zero.
If a Downside Event has occurred and the Securities are linked to the Underlying Shares of more than one Underlying Share Issuer:	A number of the Worst Performing Underlying Shares equal to the Equity Ratio with respect to such Underlying Shares, subject to our cash election right as described below. These Underlying Shares (or their cash value, if we so elect) will very likely be worth less than the stated principal amount of each Security and may be worth zero.

See “—Certain Important Definitions” below for the definitions of Equity Ratio, Worst Performing Underlying Shares and other important terms.

The “Downside Event” for a particular issuance of Securities will be specified in the applicable pricing supplement. The applicable pricing supplement will specify the following with respect to the Downside Event:

•	whether the occurrence of the Downside Event is determined by reference to the Closing Price or the Trading Price of the Underlying Shares, or both;

•	whether the Closing Price or Trading Price, as applicable, is observed solely on the Valuation Date or on each Scheduled Trading Day within a specified period (and, in the latter case, any additional condition, if applicable, with respect to the Closing Price of the Underlying Shares on the Valuation Date);

•	whether the occurrence of the Downside Event depends on the Closing Price or Trading Price, as applicable, being less than or equal to a specified Downside Threshold Price and/or less than or equal to the Initial Share Price; and

•	whether the occurrence of the Downside Event depends on the performance of the Underlying Shares of one Underlying Share Issuer or of more than one Underlying Share Issuer.

No Fractional Shares

In lieu of any fractional Underlying Share that you would otherwise receive for each Security you hold, at maturity you will receive an amount in cash equal to the value of such fractional Underlying Share (based on the closing price of the Underlying Shares on the Valuation Date). The number of full Underlying Shares and any cash in lieu of a fractional Underlying Share that you receive at maturity will be calculated based on the aggregate number of Securities you then hold.

Cash Settlement

We may elect, in our sole discretion, to pay you cash at maturity in lieu of delivering any Underlying Shares. The amount of such cash (the “Cash Amount”) will equal, for each Security you hold at maturity, (i) the Final Share Price (as defined below under “—Certain Important Definitions”) of the Underlying Shares you would otherwise receive at maturity multiplied by (ii) the Equity Ratio with respect to such Underlying Shares.

If we elect to pay you cash at maturity in lieu of delivering any Underling Shares, the Cash Amount may be less than the market value of the applicable Underlying Shares on the Maturity Date because market value will likely fluctuate between the Valuation Date and the Maturity Date. Conversely, if we do not exercise our cash election right and instead deliver Underlying Shares to you on the Maturity Date, the market value of such Underlying Shares may be less than the Cash Amount. We will have no obligation to take your interests into account when deciding whether to exercise our cash election right.

In the case of Underlying Shares that are shares of an ETF, you will not in any event receive Underlying Shares of the ETF at maturity and, if a Downside Event occurs (and, if applicable, the Underlying Shares of the ETF are the Worst Performing Underlying Shares), you will instead receive at maturity the Cash Amount for each Security you then hold, unless the applicable pricing supplement provides otherwise.

For Underlying Shares of any kind, the applicable pricing supplement may specify that the Securities will be settled in cash only, in which case, if a Downside Event occurs, you will receive at maturity the Cash Amount for each Security you then hold.

Certain Important Definitions

The “Closing Price” of any Underlying Shares (or any other security in the circumstances described under “—Dilution and Reorganization Adjustments” below) on any date of determination will be:

(1) if the applicable security is listed or admitted to trading on a U.S. national securities exchange on that date of determination, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), of the principal trading session on such date of the Exchange for such security or, if such price is not available on the Exchange for such security, on any other U.S. national securities exchange on which such security is listed or admitted to trading, or

(2) if such security is not listed or admitted to trading on a U.S. national securities exchange on that date of determination and such security (which shall exclude ADSs, for the avoidance of doubt) is issued by a non-U.S. Underlying Share Issuer, the last reported sale price, regular way, of the principal trading session on such date of the Exchange for such security (converted into U.S. dollars as provided under “—Delisting of Underlying Shares (Other than Shares of an ETF)” below), in each case as determined by the Calculation Agent. If no such price is available pursuant to clauses (1) or (2) above, the Closing Price of such security on the applicable date of determination will be the arithmetic mean, as determined by the Calculation Agent, of the bid prices of the security obtained from as many dealers in such security (which may include Citigroup Global Markets or any of our other affiliates or subsidiaries), but not exceeding three such dealers, as will make such bid prices available to the Calculation Agent. If no bid prices are provided from any third party dealers, the Closing Price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. If a Market Disruption Event occurs with respect to the applicable security on the applicable date of determination, the Calculation Agent may, in its sole discretion, determine the Closing Price of such security on such date either (x) pursuant to the two immediately preceding sentences or (y) if available, pursuant to clauses (1) or (2) above.

The “Downside Threshold Price” with respect to any Underlying Shares, if applicable, will be a price less than the Initial Share Price for such Underlying Shares specified in the applicable pricing supplement. The Downside Threshold Price will be subject to adjustment as described below under “—Dilution and Reorganization Adjustments.”

The “Equity Ratio” with respect to any Underlying Shares will initially be equal to the stated principal amount per Security divided by the Initial Share Price of such Underlying Shares, unless otherwise specified in the applicable pricing supplement. The Equity Ratio will be subject to adjustment as described below under “—Dilution and Reorganization Adjustments.”

The “Exchange” for any Underlying Shares or any other security means the principal U.S. national securities exchange on which trading in such Underlying Shares or other security occurs (or, if such Underlying Shares or other security are not listed or admitted to trading on a U.S. national securities exchange, are issued by a company organized outside the United States and are listed or admitted to trading on a non-U.S. exchange or market, the principal non-U.S. exchange or market on which such Underlying Shares or other security are listed or admitted to trading), as determined by the Calculation Agent.

The “Final Share Price” of any Underlying Shares will be the Closing Price of such Underlying Shares on the Valuation Date, unless otherwise specified in the applicable pricing supplement.

The “Initial Share Price” of any Underlying Shares will be the Closing Price of such Underlying Shares on the Pricing Date, unless otherwise specified in the applicable pricing supplement. The Initial Share Price will be subject to adjustment as described below under “—Dilution and Reorganization Adjustments.”

The “Worst Performing Underlying Shares” will be, if the applicable pricing supplement specifies that the Securities are linked to the worst performing of the Underlying Shares of two or more Underlying Share Issuers, the Underlying Shares with the lowest (i.e., most negative) Share Return Percentage.

The “Pricing Date” means the date on which the Securities are priced for initial sale to the public, as specified in the applicable pricing supplement.

A “Related Exchange” for any Underlying Shares or any other security means any exchange where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such Underlying Shares or other security. In the case of Underlying Shares that are ETF shares, the term “Related Exchange” includes, with respect to the index underlying the applicable ETF, any exchange where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such index.

A “Scheduled Trading Day” with respect to any Underlying Shares means a day, as determined by the Calculation Agent, on which the Exchange, if any, and each Related Exchange, if any, for such Underlying Shares are scheduled to be open for trading for their respective regular trading sessions. In the case of any Underlying Shares that are not listed or admitted to trading on a U.S. national securities exchange and are issued by a non-U.S. Underlying Share Issuer (excluding any ADSs, for the avoidance of doubt), a Scheduled Trading Day must also be a Business Day. If on any relevant date any Underlying Shares have neither an Exchange nor a Related Exchange, then, with respect to such Underlying Shares, a Scheduled Trading Day shall mean a Business Day. Notwithstanding the foregoing, the Calculation Agent may, in its sole discretion, deem any day on which a Related Exchange for the applicable Underlying Shares is not scheduled to be open for trading for its regular trading session, but on which the Exchange for such Underlying Shares is scheduled to be open for trading for its regular trading session, to be a Scheduled Trading Day.

The “Share Return Percentage” for any Underlying Shares will be equal to (i) the Final Share Price of such Underlying Shares minus the Initial Share Price of such Underlying Shares divided by (ii) the Initial Share Price of such Underlying Shares.

The “Trading Price” of any Underlying Shares (or any other security in the circumstances described under “—Dilution and Reorganization Adjustments” below) at any time on any date of determination will be:

(1) if the applicable security is listed or admitted to trading on a U.S. national securities exchange on that date of determination, the most recently reported sale price, regular way, of the principal trading session on that date on the Exchange for such security, and

(2) if the applicable security is not listed or admitted to trading on a U.S. national securities exchange on that date of determination and such security (which shall exclude ADSs, for the avoidance of doubt) is issued by a non-U.S. Underlying Share Issuer, the most recently reported sale price, regular way, of the principal trading session on the Exchange for such security (converted into U.S. dollars as provided under “—Delisting of Underlying Shares (Other than Shares of an ETF)” below), in each case as determined by the Calculation Agent. If no such price is available pursuant to clauses (1) or (2) above for more than, in the aggregate, two hours of trading of the principal trading session on the applicable Exchange or a Market Disruption Event occurs with respect to such security on a date of determination, the Calculation Agent may, in its sole discretion, determine one Trading Price for the applicable security for the period during which such price is unavailable or such Market Disruption Event is continuing, and such Trading Price will be (a) the arithmetic mean, as determined by the Calculation Agent, of the bid prices of the security obtained from as many dealers in such security (which may include Citigroup Global Markets or any of our other affiliates or subsidiaries), but not exceeding three such dealers, as will make such bid prices available to the Calculation Agent or (b) if no bid prices are provided from any third party dealers, determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

An “Underlying Share Issuer” means the issuer of any Underlying Shares to which a particular issuance of Securities may be linked, except that, in the case of ADSs, the term Underlying Share Issuer means the issuer of the ordinary shares underlying such ADSs.

The “Valuation Date” will be a date specified in the applicable pricing supplement. The originally scheduled Valuation Date will be subject to postponement for non-Scheduled Trading Days and Market Disruption Events as provided under “—Consequences of a Market Disruption Event; Postponement of the Valuation Date” below.

Call Right

If so specified in the applicable pricing supplement, we will have the right to call the Securities, in whole or in part, on terms specified in the applicable pricing supplement. If applicable, the pricing supplement will specify the dates on which we may call the Securities, the price at which we may call the Securities and the circumstances in which we may call the Securities. If any date on which we elect to redeem the Securities falls on a day that is not a Business Day, the payment to be made upon redemption will be made on the next succeeding Business Day with the same force and effect as if made on the original date of redemption, and no interest will accrue as a result of such delayed payment. We will not have the right to call the Securities unless the applicable pricing supplement so provides.

If we have the right to call the Securities, the provisions set forth under “Description of the Notes—Optional Redemption, Repayment and Repurchase” in the accompanying prospectus supplement will apply, subject to the terms set forth in the applicable pricing supplement.

Holders of the Securities will not have the right to require us to redeem the Securities prior to maturity, unless otherwise specified in the applicable pricing supplement.

Consequences of a Market Disruption Event; Postponement of the Valuation Date

If a Market Disruption Event occurs with respect to any Underlying Shares on the scheduled Valuation Date, the Calculation Agent may, but is not required to, postpone the Valuation Date for such Underlying Shares to the next succeeding Scheduled Trading Day for such Underlying Shares on which a Market Disruption Event for such Underlying Shares does not occur; provided that (i) the Valuation Date may not be postponed for more than five consecutive Scheduled Trading Days for such Underlying Shares or, in any event, past the Scheduled Trading Day immediately preceding the Maturity Date and (ii) for Daily Observation Securities, notwithstanding any postponement of the Valuation Date, the Closing Price or Trading Price, as applicable, of the applicable Underlying Shares on any date after the originally scheduled Valuation Date will not be relevant for purposes of determining whether the Daily Testing Condition (as defined below) is satisfied.

In addition, if the scheduled Valuation Date is not a Scheduled Trading Day with respect to any Underlying Shares, the Valuation Date will be postponed to the earlier of (i) the next succeeding day that is a Scheduled Trading Day for such Underlying Shares and (ii) the Business Day immediately preceding the Maturity Date; provided that for Daily Observation Securities, notwithstanding any postponement of the Valuation Date, the Closing Price or Trading Price, as applicable, of the applicable Underlying Shares on any date after the originally scheduled Valuation Date will not be relevant for purposes of determining whether the Daily Testing Condition is satisfied.

If a Market Disruption Event occurs on the Valuation Date and the Calculation Agent does not postpone the Valuation Date, or if the Valuation Date is postponed for any reason to the last date to which it may be postponed, in each case as described above, then any Closing Price or Trading Price to be determined on such date will be determined as set forth in the definition of “Closing Price” or “Trading Price,” as applicable.

Under the terms of the Securities, the Calculation Agent will be required to exercise discretion in determining (i) whether a Market Disruption Event has occurred; (ii) if a Market Disruption Event occurs, whether to postpone the Valuation Date as a result of the Market Disruption Event; and (iii) if a Market Disruption Event occurs on a date on which any Closing Price or Trading Price is determined and the Closing Price or Trading Price is available pursuant to clauses (1) or (2) of the definition of “Closing Price” or “Trading Price,” as applicable, whether to determine such Closing Price or Trading Price by reference to such clauses (1) or (2) or by reference to the alternative procedure described in the definition of “Closing Price” or “Trading Price,” as applicable. In exercising this discretion, the Calculation Agent will be required to act in good faith and using its reasonable judgment, but it may take into account any factors it deems relevant, including, without limitation, whether the applicable event materially interfered with our ability or the ability of our hedging counterparty, which may be an affiliate of ours, to adjust or unwind all or a material portion of any hedge with respect to the Securities.

Definitions Relating to Market Disruption Events

The “Closing Time” with respect to any Underlying Shares or other security, on any day, means the Scheduled Closing Time (as defined below) of the Exchange for such Underlying Shares or other security on such day or, if earlier, the actual closing time of such Exchange on such day.

“Daily Observation Securities” are Securities for which each Scheduled Trading Day within a specified period is a Downside Testing Date. Daily Observation Securities may be either Single Test Daily Observation Securities or Dual Test Daily Observation Securities.

The “Daily Testing Condition” with respect to any Daily Observation Securities is the condition that the Closing Price or Trading Price, as applicable, of the applicable Underlying Shares is less than, or less than or equal to, as applicable, the Downside Threshold Price on any Scheduled Trading Day within a specified period.

A “Downside Testing Date” is a date on which the Closing Price or Trading Price, as applicable, of the Underlying Shares is to be determined for purposes of determining whether a Downside Event occurs and will either be (i) solely the Valuation Date or (ii) each Scheduled Trading Day in a period specified in the applicable pricing supplement, as specified in the applicable pricing supplement.

“Dual Test Daily Observation Securities” are Daily Observation Securities for which a Downside Event occurs when both (i) the Daily Testing Condition is satisfied and (ii) the Closing Price of the applicable Underlying Shares on the Valuation Date is less than, or less than or equal to, as applicable, the Initial Share Price.

An “Exchange Business Day” for any Underlying Shares or other security means any day on which the Exchange and each Related Exchange for such Underlying Shares or other security are open for trading during their respective regular trading sessions, notwithstanding any such Exchange or Related Exchange closing prior to its Scheduled Closing Time.

A “Market Disruption Event” means, with respect to any Underlying Shares (or any other security for which a Trading Price or Closing Price, as applicable, must be determined), as determined by the Calculation Agent,

(1)	the occurrence or existence of any suspension of or limitation imposed on trading by the Exchange for such security or otherwise (whether by reason of movements in price exceeding limits permitted by the Exchange or otherwise) relating to such security on such Exchange, which the Calculation Agent determines is material, for more than two hours of trading during the principal trading session of such Exchange or at any time during the one-hour period that ends at the Closing Time;

(2)	the occurrence or existence of any suspension of or limitation imposed on trading by any Related Exchange for such security or otherwise (whether by reason of movements in price exceeding limits permitted by the Related Exchange or otherwise) in futures or options contracts relating to such security, which the Calculation Agent determines is material, for more than two hours of trading during the principal trading session of such Related Exchange or at any time during the one-hour period that ends at the Closing Time;

(3)	the occurrence or existence of any event (other than an Early Closure (as defined below)) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, such security on the Exchange for such security, which the Calculation Agent determines is material, for more than two hours of trading during the principal trading session of such Exchange or at any time during the one-hour period that ends at the Closing Time;

(4)	the occurrence or existence of any event (other than an Early Closure) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such security on any Related Exchange for such security, which the Calculation Agent determines is material, for more than two hours of trading during the principal trading session of such Related Exchange or at any time during the one-hour period that ends at the Closing Time;

(5)	the closure on any Exchange Business Day of the Exchange or any Related Exchange for such security prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange or Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Exchange or Related Exchange on such Exchange Business Day and (ii) the submission deadline for orders to be entered into the Exchange or Related Exchange system for execution at the Closing Time on such Exchange Business Day (an “Early Closure”); or

(6)	the failure of the Exchange or any Related Exchange for such security to open for trading during its regular trading session.

If such Underlying Shares are ETF shares, in addition to the foregoing events, it shall be a Market Disruption Event with respect to such Underlying Shares if (a) any of the events described in clauses (1), (3) or (5) occurs with respect to securities that comprise 20 percent or more of the level of the index underlying such ETF, (b) the event described in clause (6) occurs with respect to any security included in such index or (c) any of the events described in clauses (2), (4), (5) or (6) occurs with respect to futures or options contracts relating to such index. For purposes of the immediately preceding sentence, the relevant percentage contribution of a stock included in the index underlying such ETF to the level of such index will be based on a comparison of the portion of the level of such index attributable to that stock to the level of such index, in each case immediately before the applicable event that, if the 20% threshold is met, would be a Market Disruption Event.

The “Scheduled Closing Time” on any day for any Exchange or Related Exchange is the scheduled weekday closing time of such Exchange or Related Exchange on such day, without regard to after hours or any other trading outside of the regular trading session hours.

“Single Test Daily Observation Securities” are Daily Observation Securities for which a Downside Event occurs when the Daily Testing Condition is satisfied.

Dilution and Reorganization Adjustments

The Equity Ratio for any Underlying Shares, the Initial Share Price of any Underlying Shares, the Downside Threshold Price with respect to any Underlying Shares (if applicable), the Trading Price or Closing Price, as applicable, of any Underlying Shares and the property we may deliver to you at maturity of the Securities will be subject to adjustment from time to time if certain events occur that affect the applicable Underlying Shares. Any of these adjustments could have an impact on the amount of cash or Underlying Shares (or other securities) you will receive at maturity. Citigroup Global Markets, as Calculation Agent, will be responsible for the calculation of any adjustment described herein and will furnish the trustee with notice of any adjustment. An adjustment will be made for events with an Adjustment Date (as defined below) from but excluding the Pricing Date to and including the Valuation Date. If we deliver Underlying Shares at maturity, the Equity Ratio will be subject to adjustment for events with an Adjustment Date up to and including the Maturity Date.

No adjustments will be required other than those specified below. The adjustments specified in this section do not cover all events that could have a dilutive or adverse effect on the Underlying Shares during the term of the securities. See “Risk Factors Relating to the Securities—The Securities Will Not Be Adjusted for All Events that Could Affect the Price of the Underlying Shares.”

For purposes of this section, (i) in the case of Underlying Shares that are shares of a company or shares of an ETF, we use the term “Underlying Units” to refer to the applicable Underlying Shares, and references to “each” or “one” Underlying Unit are to each or one Underlying Share and (ii) in the case of Underlying Shares that are ADSs, we use the term “Underlying Units” to refer to the ordinary shares represented by such ADSs, and references to “each” or “one” Underlying Unit are to each or one such ordinary share.

With respect to Underlying Shares that are ADSs, the adjustments described below will not be made (i) if holders of the ADSs are not eligible to participate in the applicable transaction or event or (ii) if, and to the extent that, the Calculation Agent determines in its sole discretion that the Underlying Share Issuer or the depositary for the ADSs has made an adjustment to the number of ordinary shares represented by each ADS that corresponds to the adjustment that would otherwise be made as described below.

The Calculation Agent will have the discretion not to make any of the adjustments described below or to modify any of the adjustments described below if it determines that such adjustment would not be made in any relevant market for options or futures contracts relating to the applicable Underlying Shares (including, in the case of ETF shares, options or futures contracts on the index underlying the applicable ETF) or that any adjustment made in such market would materially differ from the relevant adjustment described below.

Stock Dividends, Stock Splits and Reverse Stock Splits

If any Underlying Share Issuer:

(1) declares a record date in respect of, or pays or makes, a dividend or distribution, in each case of Underlying Units with respect to its Underlying Units (excluding any share dividend or distribution for which the number of shares paid or distributed is based on a fixed cash equivalent value (“Excluded Share Dividends”)),

(2) subdivides or splits its outstanding Underlying Units into a greater number of shares or

(3) combines its outstanding Underlying Units into a smaller number of shares,

then, in each of these cases, the Equity Ratio with respect to the applicable Underlying Shares will be multiplied by a dilution adjustment equal to a fraction, (i) the numerator of which will be the number of Underlying Units of such Underlying Issuer outstanding immediately after giving effect to such event and (ii) the denominator of which will be the number of such Underlying Units outstanding immediately prior to the open of business on the applicable Adjustment Date. An adjustment will also be made to the Initial Share Price and the Downside Threshold Price, if applicable, with respect to such Underlying Shares by dividing the Initial Share Price and the Downside Threshold Price, if applicable, by that dilution adjustment.

Issuance of Certain Rights or Warrants

If any Underlying Share Issuer issues, or declares a record date in respect of an issuance of, rights or warrants, in each case to all holders of its Underlying Units entitling them to subscribe for or purchase such Underlying Units at a price per share less than the Then-Current Market Price of such Underlying Units, other than Excluded Rights (as defined below), then, in each case, the Equity Ratio with respect to the applicable Underlying Shares will be multiplied by a dilution adjustment equal to a fraction, (i) the numerator of which will be the number of such Underlying Units outstanding immediately prior to the open of business on the applicable Adjustment Date, plus the number of additional Underlying Units offered for subscription or purchase pursuant to the rights or warrants, and (ii) the denominator of which will be the number of such Underlying Units outstanding immediately prior to the open of business on the applicable Adjustment Date, plus the number of additional Underlying Units which the aggregate offering price of the total number of Underlying Units offered for subscription or purchase pursuant to the rights or warrants would purchase at the Then-Current Market Price of such Underlying Units, which will be determined by multiplying the total number of Underlying Units so offered for subscription or purchase by the exercise price of the rights or warrants and dividing the product obtained by the Then-Current Market Price. An adjustment will also be made to the Initial Share Price and the Downside Threshold Price, if applicable, with respect to such Underlying Shares by dividing the Initial Share Price and the Downside Threshold Price, if applicable, by that dilution adjustment. To the extent that, prior to the Maturity Date of the Securities, after the expiration of the rights or warrants, the applicable Underlying Share Issuer publicly announces the number of Underlying Units with respect to which such rights or warrants have been exercised and such number is less than the aggregate number offered, the Equity Ratio with respect to such Underlying Shares will be further adjusted to equal the Equity Ratio which would have been in effect had the adjustment for the issuance of the rights or warrants been made upon the basis of delivery of only the number of Underlying Units for which such rights or warrants were actually exercised, and a corresponding adjustment will be made to the Initial Share Price and the Downside Threshold Price, if applicable, with respect to such Underlying Shares.

“Excluded Rights” means (i) rights to purchase Underlying Units pursuant to a plan for the reinvestment of dividends or interest and (ii) rights that are not immediately exercisable, trade as a unit or automatically with the Underlying Units and may be redeemed by the Underlying Share Issuer.

The “Then-Current Market Price” of any Underlying Units, for the purpose of applying any dilution adjustment, means the average Closing Price per such Underlying Unit (determined in the case of ADSs by dividing the Closing Price of such ADSs by the number of Underlying Units then represented by one such ADS) for the ten Scheduled Trading Days ending on the Scheduled Trading Day immediately preceding the related Adjustment Date. For purposes of determining the Then-Current Market Price, if a Market Disruption Event occurs with respect to the applicable Underlying Shares on any such Scheduled Trading Day, the Calculation Agent may disregard the Closing Price on such Scheduled Trading Day for purposes of calculating such average; provided that the Calculation Agent may not disregard more than five Scheduled Trading Days in such ten–Scheduled Trading Day period.

Spin-offs and Certain Other Non-Cash Distributions

If any Underlying Share Issuer (a) declares a record date in respect of, or pays or makes, a dividend or distribution, in each case to all holders of its Underlying Units, of any class of its capital stock, the capital stock of one or more of its subsidiaries (excluding any capital stock of a subsidiary in the form of Marketable Securities (as defined below)), evidences of its indebtedness or other non-cash assets or (b) issues to all holders of its Underlying Units, or declares a record date in respect of an issuance to all holders of its Underlying Units of, rights or warrants to subscribe for or purchase any of its or one or more of its subsidiaries’ securities, in each case excluding any share dividends or distributions referred to above, Excluded Share Dividends, any rights or warrants referred to above, Excluded Rights and any reclassification referred to below, then, in each of these cases, the Equity Ratio with respect to the applicable Underlying Shares will be multiplied by a dilution adjustment equal to a fraction, (i) the numerator of which will be the Then-Current Market Price of one Underlying Unit of such Underlying Share Issuer and (ii) the denominator of which will be the Then-Current Market Price of one such Underlying Unit less the fair market value as of open of business on the Adjustment Date of the portion of the capital shares, assets, evidences of indebtedness, rights or warrants so distributed or issued applicable to one such Underlying Unit. An adjustment will also be made to the Initial Share Price and the Downside Threshold Price, if applicable, with respect to the applicable Underlying Shares by dividing the Initial Share Price and the Downside Threshold Price, if applicable, by that dilution adjustment. If any capital stock declared or paid as a dividend or otherwise distributed or issued to all holders of the applicable Underlying Units consists, in whole or in part, of Marketable Securities (other than Marketable Securities of a subsidiary of the applicable Underlying Share Issuer), then the fair market value of such Marketable Securities will be determined by the Calculation Agent by reference to the Trading Price or Closing Price, as applicable, of such capital stock. The fair market value of any other distribution or issuance referred to in this paragraph will be determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Global Markets Holdings Inc., whose determination will be final.

Notwithstanding the foregoing, in the event that, with respect to any dividend, distribution or issuance to which the immediately preceding paragraph would otherwise apply, the denominator in the fraction referred to in such paragraph is less than $1.00 or is a negative number, then Citigroup Global Markets Holdings Inc. may, at its option, elect to have the adjustment to the Equity Ratio with respect to the applicable Underlying Shares provided by such paragraph not be made and, in lieu of this adjustment, the Trading Price or Closing Price, as applicable, of such Underlying Shares on any date of determination thereafter will be deemed to be equal to the sum of (i) the Trading Price or Closing Price, as applicable, of such Underlying Shares on such date and (ii) the fair market value of the capital stock, evidences of indebtedness, assets, rights or warrants (determined, as of open of business on the Adjustment Date, by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Global Markets Holdings Inc., whose determination will be final) so distributed or issued applicable to one such Underlying Share. If a Downside Event occurs on the basis of the Trading Price or Closing Price, as applicable, of such Underlying Shares as so determined (and, if applicable, such Underlying Shares are the Worst Performing Underlying Shares), each holder of the Securities will receive per Security at maturity (x) a number of Underlying Shares equal to the Equity Ratio with respect to such Underlying Shares (or, if we exercise our cash election right, the cash value thereof based on the Final Share Price with respect to such Underlying Shares) and (y) cash in an amount per Security equal to the Equity Ratio with respect to such Underlying Shares as of the Adjustment Date for such dividend, distribution or issuance multiplied by the fair market value determined pursuant to clause (ii) of the immediately preceding sentence. In the case of Securities based upon an ADS, the capital stock, evidences of indebtedness, assets, rights or warrants applicable to one Underlying Share is equal to the capital stock, evidences of indebtedness, assets, rights or warrants applicable to one ordinary share represented by such ADS multiplied by the number of such ordinary shares represented by one such ADS.

If any Underlying Share Issuer declares a record date in respect of, or pays or makes, a dividend or distribution, in each case to all holders of its Underlying Units of the capital stock of one or more of its subsidiaries in the form of Marketable Securities, the Trading Price or Closing Price, as applicable, of the applicable Underlying Shares on any date of determination from and after open of business on the Adjustment Date will in each case equal the

Trading Price or Closing Price, as applicable, of such Underlying Shares plus the product of (i) the Trading Price or Closing Price, as applicable, of such shares of subsidiary capital stock on such date and (ii) the number of shares of such subsidiary capital stock distributed per Underlying Share. If a Downside Event occurs on the basis of the Trading Price or Closing Price, as applicable, of such Underlying Shares as so determined (and, if applicable, such Underlying Shares are the Worst Performing Underlying Shares), then in each of these cases, each holder of the Securities will receive at maturity per Security a combination of (x) a number of Underlying Shares equal to the Equity Ratio with respect to such Underlying Shares and (y) a number of shares of such subsidiary capital stock equal to the Equity Ratio with respect to such Underlying Shares multiplied by the number of shares of such subsidiary capital stock distributed per Underlying Share (or, if we exercise our cash election right, the cash value of those shares based on their Closing Price on the Valuation Date). In the case of Securities based upon ADSs, the number of shares of such subsidiary capital stock distributed per Underlying Share is equal to the number of such shares distributed per ordinary share represented by such ADS multiplied by the number of such ordinary shares represented by one such ADS. In the event an adjustment pursuant to this paragraph occurs, following such adjustment, the adjustments described in this section “—Dilution and Reorganization Adjustments” will also apply to such subsidiary capital stock if any of the events described in this section “—Dilution and Reorganization Adjustments” occurs with respect to such capital stock.

Certain Extraordinary Cash Dividends

If any Underlying Share Issuer declares a record date in respect of a distribution of cash, by dividend or otherwise, to all holders of its Underlying Units, other than (a) any Permitted Dividends described below, (b) any cash distributed in consideration of fractional shares of the Underlying Units and (c) any cash distributed in a Reorganization Event referred to below, then in each case the Equity Ratio with respect to the applicable Underlying Shares will be multiplied by a dilution adjustment equal to a fraction, (i) the numerator of which will be the Then-Current Market Price of the applicable Underlying Units, and (ii) the denominator of which will be the Then-Current Market Price of the applicable Underlying Units less the amount of the distribution applicable to one Underlying Unit which would not be a Permitted Dividend (such amount, the “Extraordinary Portion”). An adjustment will also be made to the Initial Share Price and the Downside Threshold Price, if applicable, with respect to the applicable Underlying Shares by dividing the Initial Share Price and the Downside Threshold Price, if applicable, by that dilution adjustment. In the case of an Underlying Share Issuer that is organized outside the United States, in order to determine the Extraordinary Portion, the amount of the distribution will be reduced by any applicable foreign withholding taxes that would apply to dividends or other distributions paid to a U.S. person that claims any reduction in such taxes to which a U.S. person would generally be entitled under an applicable U.S. income tax treaty, if available.

A “Permitted Dividend” is (1) any distribution of cash, by dividend or otherwise, to all holders of the applicable Underlying Units other than to the extent that such distribution, together with all other such distributions in the same quarterly fiscal period of the applicable Underlying Share Issuer with respect to which an adjustment to the Equity Ratio under this “—Certain Extraordinary Cash Dividends” section has not previously been made, per Underlying Unit exceeds the sum of (a) the immediately preceding cash dividend(s) or other cash distribution(s) paid in the immediately preceding quarterly fiscal period, if any, per Underlying Unit and (b) 10% of the Closing Price of the Underlying Units (determined in the case of ADSs by dividing the Closing Price of such ADSs by the number of Underlying Units then represented by one such ADS) on the date of declaration of such distribution, and (2) any cash dividend or distribution made in the form of a fixed cash equivalent value for which the holders of the applicable Underlying Units have the option to receive either a number of Underlying Units or a fixed amount of cash. If the applicable Underlying Share Issuer pays a dividend on an annual basis rather than a quarterly basis, the Calculation Agent will make such adjustments to this provision as it deems appropriate.

Notwithstanding the foregoing, in the event that, with respect to any dividend or distribution to which the first paragraph under “—Dilution and Reorganization Adjustments—Certain Extraordinary Dividends” would otherwise apply, the denominator in the fraction referred to in the formula in that paragraph is less than $1.00 or is a negative number, then Citigroup Global Markets Holdings Inc. may, at its option, elect to have the adjustment provided by such paragraph not be made and, in lieu of this adjustment, the Trading Price or Closing Price, as applicable, of the applicable Underlying Shares on any date of determination from and after open of business on the Adjustment Date will be deemed to be equal to the sum of (i) the Trading Price or Closing Price, as applicable, of the applicable

Underlying Shares on such date and (ii) the amount of cash so distributed applicable to one such Underlying Share. If a Downside Event occurs on the basis of the Trading Price or Closing Price, as applicable, of such Underlying Shares as so determined (and, if applicable, such Underlying Shares are the Worst Performing Underlying Shares), each holder of the Securities will receive per Security at maturity (x) a number of such Underlying Shares equal to the Equity Ratio with respect to such Underlying Shares (or, if we exercise our cash election right, the cash value thereof based on the Final Share Price with respect to such Underlying Shares) and (y) cash in an amount per Security equal to the Equity Ratio with respect to such Underlying Shares as of the Adjustment Date for such distribution multiplied by the amount of cash determined pursuant to clause (ii) of the immediately preceding sentence. In the case of Securities based upon an ADS, the amount of cash applicable to one Underlying Share is equal to the amount of cash applicable to one ordinary share represented by such ADS multiplied by the number of such ordinary shares represented by one such ADS.

Reorganization Events

In the event of any of the following “Reorganization Events” with respect to any Underlying Share Issuer:

•	such Underlying Share Issuer reclassifies its Underlying Units, including, without limitation, in connection with the issuance of tracking stock,

•	any consolidation or merger of such Underlying Share Issuer, or any surviving entity or subsequent surviving entity of such Underlying Share Issuer, with or into another entity, other than a merger or consolidation in which such Underlying Share Issuer is the continuing company and in which the Underlying Units of such Underlying Share Issuer outstanding immediately before the merger or consolidation are not exchanged for cash, securities or other property of such Underlying Share Issuer or another issuer,

•	any sale, transfer, lease or conveyance to another company of the property of such Underlying Share Issuer or any successor as an entirety or substantially as an entirety,

•	any statutory exchange of Underlying Units of such Underlying Share Issuer with securities of another issuer, other than in connection with a merger or acquisition,

•	another entity completes a tender or exchange offer for all the outstanding Underlying Units of such Underlying Share Issuer or

•	any liquidation, dissolution or winding up of such Underlying Share Issuer (other than an Underlying Share Issuer that is an ETF) or any successor of such Underlying Share Issuer,

the Trading Price or Closing Price, as applicable, of the applicable Underlying Shares on any date of determination from and after the open of business on the Adjustment Date will, in each case, be deemed to be equal to the Transaction Value on such date of determination. The Calculation Agent will determine in its sole discretion whether a transaction constitutes a Reorganization Event as defined above, including whether a transaction constitutes a sale, transfer, lease or conveyance to another company of the property of the applicable Underlying Share Issuer or any successor “as an entirety or substantially as an entirety.” The Calculation Agent will have significant discretion in determining what “substantially as an entirety” means and may exercise that discretion in a manner that may be adverse to the interests of holders of the securities.

The “Transaction Value” will equal (i) for Underlying Shares that are shares of a company or ETF, the sum of (1), (2) and (3) below or (ii) for Underlying Shares that are ADSs, the number of ordinary shares of the applicable Underlying Share Issuer represented by each ADS immediately prior to the effective date of the applicable Reorganization Event multiplied by the sum of (1), (2) and (3) below:

(1) for any cash received in a Reorganization Event, the amount of cash received per Underlying Unit,

(2) for any property other than cash or Marketable Securities received in a Reorganization Event, an amount equal to the fair market value on the effective date of the Reorganization Event of that property received per Underlying Unit, as determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Global Markets Holdings Inc., whose determination will be final, and

(3) for any Marketable Securities received in a Reorganization Event, an amount equal to the Closing Price or Trading Price, as applicable, per unit of these Marketable Securities on the applicable date of determination multiplied by the number of these Marketable Securities received per Underlying Unit, plus, in each case, if the applicable Underlying Shares continue to be outstanding following the Reorganization Event, the Trading Price or Closing Price, as applicable, of such Underlying Shares.

“Marketable Securities” are any perpetual equity securities or debt securities with a stated maturity after the Maturity Date, in each case that are listed on a U.S. national securities exchange. The number of shares of any equity securities constituting Marketable Securities included in the calculation of Transaction Value pursuant to clause (3) above will be adjusted if any event occurs with respect to the Marketable Securities or the issuer of the Marketable Securities between the time of the Reorganization Event and maturity of the Securities that would have required an adjustment as described above, had it occurred with respect to the Underlying Units or the Underlying Share Issuer. Adjustment for these subsequent events will be as nearly equivalent as practicable to the adjustments described above, as determined by the Calculation Agent.

In the case of Underlying Shares that are shares of a company or ETF, if the applicable Underlying Units have been subject to a Reorganization Event and a Downside Event occurs (and, if applicable, such Underlying Shares are the Worst Performing Underlying Shares), then each holder of the Securities will receive per Security at maturity (i) cash in an amount equal to the Equity Ratio with respect to such Underlying Shares multiplied by the sum of clauses (1) and (2) in the definition of “Transaction Value” above, (ii) if the applicable Underlying Shares continue to be outstanding following the effective date of the Reorganization Event, a number of such Underlying Shares equal to the Equity Ratio with respect to such Underlying Shares (or, if we exercise our cash election right, the cash value thereof based on the Final Share Price with respect to such Underlying Shares) and (iii) the number of Marketable Securities received per Underlying Unit in the Reorganization Event multiplied by the Equity Ratio with respect to such Underlying Shares (or, if we exercise our cash election right, the cash value thereof based on the Closing Price of the Marketable Securities on the Valuation Date).

In the case of Underlying Shares that are ADSs, if the applicable Underlying Units have been subject to a Reorganization Event and a Downside Event occurs (and, if applicable, such Underlying Shares are the Worst Performing Underlying Shares), then each holder of the Securities will receive per Security at maturity (i) cash in an amount equal to the Equity Ratio with respect to such Underlying Shares multiplied by the product of (x) the sum of clauses (1) and (2) in the definition of “Transaction Value” above and (y) the number of ordinary shares represented by each ADS immediately prior to the effective date of the Reorganization Event, (ii) if the applicable Underlying Shares continue to be outstanding following the effective date of the Reorganization Event, a number of such Underlying Shares equal to the Equity Ratio with respect to such Underlying Shares (or, if we exercise our cash election right, the cash value thereof based on the Final Share Price with respect to such Underlying Shares) and (iii) the number of Marketable Securities received per Underlying Unit in the Reorganization Event multiplied by the product of (x) the number of ordinary shares represented by each ADS immediately prior to the effective date of the Reorganization Event and (y) the Equity Ratio with respect to such Underlying Shares (or, if we exercise our cash election right, the cash value thereof based on the Closing Price of the Marketable Securities on the Valuation Date).

Notwithstanding the foregoing, in the case of Underlying Shares that are ADSs, we will not make any adjustment under this “—Reorganization Events” section if, and to the extent that, the Calculation Agent determines in its sole discretion that the Underlying Share Issuer or the depositary for the ADSs has made an adjustment to the property represented by each ADS that corresponds to the adjustment that would otherwise be made pursuant to this section.

Certain Changes to the Number of Underlying Units Represented by ADSs

With respect to Underlying Shares that are ADSs, if the number of ordinary shares represented by each such ADS changes other than in connection with an event described above in this “—Dilution and Reorganization

Adjustments” section, then the Equity Ratio, Initial Share Price and Downside Threshold Price, if applicable, with respect to such Underlying Shares will be adjusted proportionately.

Certain General Provisions

The adjustments described in this section will be effected at the open of business on the applicable date specified below (such date, the “Adjustment Date”):

•	in the case of any dividend, distribution or issuance, on the applicable Ex-Date (as defined below),

•	in the case of any subdivision, split, combination or reclassification, on the effective date thereof,

•	in the case of any Reorganization Event, on the effective date of the Reorganization Event and

•	in the case of any change to the number of Underlying Units represented by each ADS, on the effective date of such change.

All adjustments will be rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th. No adjustment in the Equity Ratio with respect to any Underlying Shares will be required unless the adjustment would require an increase or decrease of at least one percent therein, provided, however, that any adjustments which by reason of this sentence are not required to be made will be carried forward (on a percentage basis) and taken into account in any subsequent adjustment. If any announcement or declaration of a record date in respect of a dividend, distribution or issuance requiring an adjustment as described herein is subsequently canceled by the applicable Underlying Share Issuer, or this dividend, distribution or issuance fails to receive requisite approvals or fails to occur for any other reason, in each case prior to the Maturity Date of the Securities, then, upon the cancellation, failure of approval or failure to occur, the Equity Ratio, the Initial Share Price and the Downside Threshold Price, if applicable, with respect to the applicable Underlying Shares will be further adjusted to the Equity Ratio, the Initial Share Price and the Downside Threshold Price, respectively, with respect to such Underlying Shares which would then have been in effect had adjustment for the event not been made. All adjustments to the Equity Ratio with respect to any Underlying Shares shall be cumulative, such that if more than one adjustment is required to the Equity Ratio, each subsequent adjustment will be made to the Equity Ratio as previously adjusted.

The “Ex-Date” relating to any dividend, distribution or issuance is the first date on which the applicable Underlying Shares trade in the regular way on their principal market without the right to receive such dividend, distribution or issuance from the Underlying Share Issuer or, if applicable, from the seller on such market (in the form of due bills or otherwise).

For the purpose of adjustments described herein, each non-U.S. dollar value (whether a value of cash, property, securities or otherwise) shall be expressed in U.S. dollars as converted from the relevant currency using the 12:00 noon buying rate in New York certified by the New York Federal Reserve Bank for customs purposes on the date of valuation, or if this rate is unavailable, such rate as the Calculation Agent may determine.

Delisting of Underlying Shares (Other than Shares of an ETF)

The following adjustments and provisions will apply to Underlying Shares other than shares of an ETF:

If any Underlying Shares are delisted from their Exchange (other than in connection with a Reorganization Event) and not then or immediately thereafter listed on another U.S. national securities exchange (a “Delisting Event”), we will have the right, but not the obligation, to call the Securities for redemption on the third Business Day following the last Scheduled Trading Day for such Underlying Shares on which they are scheduled to trade on such Exchange; provided that, if public notice of such delisting is not provided at least five Business Days prior to such last Scheduled Trading Day, we may in our reasonable judgment specify a date later than such third Business Day as the date of redemption. If we elect to exercise such call right, we will provide to the trustee, and either we or the trustee (at our request) will provide to holders of the Securities (which shall be DTC for so long as the Securities are held in book-entry form), at least five Business Days’ notice of our election. If we exercise this call right, we will redeem each Security for an amount in cash equal to

(i)	the amount you would be entitled to receive per Security at maturity (excluding the coupon payment) if the Last Valid Trading Day (as defined below) were the Valuation Date and we exercised our cash election right plus

(ii)	accrued and unpaid coupon to but excluding the date of redemption plus

(iii)	the present value of the remaining coupon payments on the Securities (excluding any portion accrued to but excluding the date of redemption) discounted to the date of redemption based on the comparable yield that we would pay on a non-interest bearing, senior unsecured debt obligation of comparable size having a maturity equal to the term of each such remaining scheduled payment, as determined by the Calculation Agent in good faith.

The “Last Valid Trading Day” means the last Scheduled Trading Day for the applicable Underlying Shares on which they are scheduled to trade on their Exchange; provided that, if the Closing Price of any Underlying Shares is not available pursuant to clause (1) or (2) of the definition of “Closing Price” or a Market Disruption Event occurs with respect to any Underlying Shares on such last Scheduled Trading Day, the Calculation Agent may, but is not required to, deem the Last Valid Trading Day with respect to the affected Underlying Shares to be the first Scheduled Trading Day for such Underlying Shares preceding such last Scheduled Trading Day on which such Closing Price was available pursuant to clause (1) or (2) of the definition of “Closing Price” and a Market Disruption Event did not occur with respect to such Underlying Shares.

If a Delisting Event occurs and we do not exercise our right to call the Securities pursuant to the immediately preceding paragraph, then the Calculation Agent may, but is not required to, select Successor Shares (as defined below) to be the applicable Underlying Shares in accordance with the following paragraphs prior to open of business on the first Scheduled Trading Day for such Underlying Shares on which those Underlying Shares are no longer listed or admitted to trading on their Exchange (the “Change Date”).

The “Successor Shares” with respect to any Underlying Shares will be shares (which may be ADSs) of an Eligible Company (as defined below) selected by the Calculation Agent in its sole discretion from among the shares of the Top Three Eligible Companies. The “Top Three Eligible Companies” are the three (or fewer, if the Calculation Agent cannot identify three) Eligible Companies whose shares are, in the Calculation Agent’s sole determination, the most comparable to the applicable original Underlying Shares, taking into account such factors as the Calculation Agent deems relevant (including, without limitation, market capitalization, dividend history, trading characteristics, liquidity and share price volatility), excluding (i) any shares that are subject to a trading restriction under the trading restriction policies of Citigroup Global Markets Holdings Inc. or any of its affiliates that would materially limit our ability or the ability of any of our affiliates to hedge the Securities with respect to the shares and (ii) any other shares that the Calculation Agent determines, in its sole discretion, not to select as Successor Shares based on legal or regulatory considerations. An “Eligible Company” is a company that (x) is organized in, or the principal executive office of which is located in, the country in which the applicable original Underlying Share Issuer is organized or has its principal executive office, (y) has shares (which may include ADSs) that are listed or admitted to trading on the New York Stock Exchange or The NASDAQ Stock Market and (z) has the same Global Industry Classification Standard (“GICS”) sub-industry code as the applicable original Underlying Share Issuer; provided that, if the Calculation Agent determines that no shares of a company meeting the criteria set forth in clauses (x), (y) and (z) are sufficiently comparable to the original Underlying Shares to select as Successor Shares, the Calculation Agent may treat as an Eligible Company any company that meets the criteria set forth in clauses (x) and (y) and has the same GICS industry group code as the applicable original Underlying Share Issuer; provided, further, that, if the Calculation Agent determines that no shares of a company meeting the criteria set forth in the immediately preceding proviso are sufficiently comparable to the original Underlying Shares to select as Successor Shares, the Calculation Agent may treat as an Eligible Company any company that meets the criteria set forth in clauses (y) and (z). If no GICS sub-industry or industry group code has been assigned to any applicable company, the Calculation Agent may select a GICS sub-industry and industry group code, as applicable, for such company in its sole discretion. Notwithstanding the foregoing, if the applicable original Underlying Shares are ADSs, the Calculation Agent may select the ordinary shares represented by such ADSs (the “Original Ordinary Shares”) to be the Successor Shares regardless of the criteria that would otherwise apply in the selection of Successor Shares.

Upon the selection of any Successor Shares by the Calculation Agent, on and after the Change Date, references in this product supplement or the applicable pricing supplement to the applicable Underlying Shares will no longer be deemed to refer to the original Underlying Shares and will be deemed instead to refer to the applicable Successor Shares for all purposes, and references in this product supplement or the applicable pricing supplement to the Underlying Share Issuer of those Underlying Shares will be deemed to be to the issuer of such Successor Shares (or, in the case of Successor Shares that are ADSs, the issuer of the ordinary shares represented by such ADSs). Upon the selection of any Successor Shares by the Calculation Agent, on and after the Change Date, (i) the Equity Ratio for the Successor Shares will be equal to the Equity Ratio for the applicable original Underlying Shares immediately prior to the Change Date multiplied by a factor determined by the Calculation Agent in good faith, taking into account, among other things, the Closing Price of the applicable original Underlying Shares on the Last Valid Trading Day and (ii) the Initial Share Price and Downside Threshold Price (if applicable) for the Successor Shares will be equal to the Initial Share Price or Downside Threshold Price, as applicable, for the applicable original Underlying Shares immediately prior to the Change Date divided by such factor. In the case of Successor Shares that are the Original Ordinary Shares, such factor shall be the number of ordinary shares of the applicable Underlying Share Issuer represented by a single ADS as of the Last Valid Trading Day. The Equity Ratio, Initial Share Price and Downside Threshold Price (if applicable) for the Successor Shares as so determined will be subject to adjustment for certain corporate events related to the Successor Shares occurring on or after the Change Date in accordance with “—Dilution and Reorganization Adjustments.” Unless otherwise specified in the applicable pricing supplement, if the Calculation Agent selects the Original Ordinary Shares to be the Successor Shares and such Successor Shares would otherwise be deliverable at maturity, you will not receive such Successor Shares at maturity and instead will receive cash in an amount determined pursuant to “—What You Will Receive at Maturity—Cash Settlement” above.

With respect to Successor Shares that are the Original Ordinary Shares, on and after the Change Date, the Closing Price and/or Trading Price, as applicable, of such Successor Shares will be expressed in U.S. dollars by converting the Closing Price or Trading Price, as applicable, if necessary, on any date of determination into U.S. dollars at the rate of the local currency of the applicable Underlying Shares relative to the U.S. dollar using the 12:00 noon buying rate in New York certified by the New York Federal Reserve Bank for customs purposes on the relevant date, or if this rate is unavailable, such rate as the Calculation Agent may determine.

The Calculation Agent will cause notice of the selection of Successor Shares and the Equity Ratio, Initial Share Price and Downside Threshold Price, if applicable, for the Successor Shares to be furnished to us and the trustee.

Delisting, Liquidation or Termination of an ETF

The following adjustments and provisions will apply to Underlying Shares that are shares of an ETF:

If any Underlying Shares are delisted from their Exchange (other than in connection with a Reorganization Event) and not then or immediately thereafter listed on another U.S. national securities exchange, or if the applicable Underlying Share Issuer is liquidated or otherwise terminated (each, a “Termination Event”), the Calculation Agent may substitute for such Underlying Shares the securities of another ETF that the Calculation Agent determines, in its sole discretion, are comparable to such Underlying Shares (any such securities, “Successor ETF Shares”). If the Calculation Agent selects any such Successor ETF Shares, such Successor ETF Shares will be substituted for such Underlying Shares for all purposes of the Securities, including but not limited to determining the Trading Price or the Closing Price, as applicable, of such Underlying Shares on any date of determination. In such event, the Calculation Agent will make such adjustments to the Equity Ratio, the Initial Share Price and/or the Downside Threshold Price, if applicable, with respect to such Underlying Shares as it determines are appropriate in the circumstances. Upon any selection by the Calculation Agent of Successor ETF Shares, the Calculation Agent will cause notice thereof to be furnished to us and the trustee.

If as of any date of determination the Calculation Agent has not selected any Successor ETF Shares that are available on such date of determination, the Trading Price or Closing Price, as applicable, of the applicable Underlying Shares on such date of determination will be determined by the Calculation Agent, in its sole discretion, and will be equal to (i) the level of the index underlying the applicable ETF (the “ETF Underlying Index”) (or any Successor Index, as defined below), as published by the sponsor of such index, at the applicable time (whether an intra-day level or the closing level, as applicable) on such date of determination multiplied by (ii) a fraction, (x) the numerator of which is the Closing Price of the Underlying Shares on the last Scheduled Trading Day for such Underlying Shares prior to the occurrence of such Termination Event on which a Closing Price was available (solely pursuant to clause (1) of the definition of “Closing Price”) and (y) the denominator of which is the closing level of the ETF Underlying Index on such last Scheduled Trading Day. The Calculation Agent will cause notice of the Termination Event and calculation of the Trading Price or Closing Price, as applicable, as described above to be furnished to us and the trustee.

If the Trading Price or Closing Price, as applicable, of the Underlying Shares is determined by reference to the ETF Underlying Index as described above, and (i) the publisher of the ETF Underlying Index discontinues calculation and publication of the ETF Underlying Index and it is calculated and published by a successor publisher acceptable to the Calculation Agent or (ii) the ETF Underlying Index is replaced by a successor index that the Calculation Agent determines, in its sole discretion, uses the same or a substantially similar formula for and method of calculation as used in the calculation of that ETF Underlying Index, in each case the Calculation Agent may deem that index (the “Successor Index”) to be the applicable ETF Underlying Index and will calculate the intra-day level or the closing level, as applicable, of that ETF Underlying Index by reference to the intra-day level or the closing level, as applicable, of that Successor Index. In such event, the Calculation Agent will make such adjustments, if any, to any level of the ETF Underlying Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause notice to be furnished to us and the trustee.

If the Trading Price or Closing Price, as applicable, of the Underlying Shares is determined by reference to the ETF Underlying Index as described above, and at any time the publisher of the ETF Underlying Index (i) announces that it will make a material change in the formula for or the method of calculating the ETF Underlying Index or in any other way materially modifies the ETF Underlying Index (other than a modification prescribed in that formula or method to maintain the ETF Underlying Index in the event of changes in constituent stock and capitalization and other routine events) or (ii) permanently cancels the ETF Underlying Index and no Successor Index exists on a date of determination, then the Calculation Agent will calculate the level of the ETF Underlying Index in accordance with the formula for and method of calculating the ETF Underlying Index last in effect prior to the change or cancellation, but using only those securities included in the ETF Underlying Index immediately prior to such change or cancellation. Such level, as calculated by the Calculation Agent, will be substituted for the relevant level of the ETF Underlying Index for all purposes. In such event, the Calculation Agent will make such adjustments, if any, to any level of the ETF Underlying Index that is used for purposes of the Securities as it determines are appropriate in the circumstances.

If the Trading Price or Closing Price, as applicable, of the Underlying Shares is determined by reference to the ETF Underlying Index as described above and, on any date of determination, the level of the ETF Underlying Index is not available or an event comparable to a Market Disruption Event occurs, the Calculation Agent may take such actions, if any, as it determines are appropriate in the circumstances (which may, but need not, include postponing the applicable date of determination).

Notwithstanding these alternative arrangements, the delisting of the Underlying Shares, the liquidation or termination of the Underlying Share Issuer or the discontinuance of the publication of the ETF Underlying Index may adversely affect the value of the Securities.

No Redemption at the Option of the Holder; Defeasance

The Securities will not be subject to redemption at the option of any holder prior to maturity and will not be subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance.”

Events of Default and Acceleration

In case an event of default (as described in the accompanying prospectus) with respect to any issuance of Securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Securities will be determined by the Calculation Agent and will equal, for each Security, the amount to be received at maturity, calculated as though the date of acceleration were the Valuation Date. For purposes of the immediately preceding sentence, the portion of such payment attributable to the final coupon payment will reflect accrued coupon from and including the immediately preceding Coupon Payment Date on which the applicable coupon payment was made (or the issue date, if there is no such Coupon Payment Date) to but excluding the date of acceleration.

In case of default under the Securities, whether in the payment of coupon or any other payment or delivery due under the Securities, no interest will accrue on such overdue payment or delivery either before or after the Maturity Date.

Paying Agent, Trustee and CUSIP

Citibank, N.A. will serve as paying agent and registrar for the Securities and will also hold the global securities representing each issuance of Securities as custodian for DTC. The Bank of New York Mellon will serve as trustee for the Securities.

The CUSIP number for each issuance of Securities will be set forth in the applicable pricing supplement.

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the Securities. It applies to you only if you are an initial holder of a Security that purchases the Security for cash at its stated principal amount and holds the Security as a capital asset within the meaning of Section 1221 of the Code.

This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the Securities;

•	a person holding the Securities as part of a “straddle” or conversion transaction or one who enters into a “constructive sale” with respect to a Security;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	an entity classified as a partnership for U.S. federal income tax purposes;

•	a regulated investment company;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”; or

•	a person subject to the alternative minimum tax.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the Securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the Securities to you.

This discussion does not address the U.S. federal tax consequences of the ownership or disposition of the Underlying Shares (which, for purposes of this discussion, includes the Worst Performing Underlying Shares, if applicable) that you may receive at maturity. You should consult your tax adviser regarding the particular U.S. federal tax consequences of the ownership and disposition of the Underlying Shares.

We will not attempt to ascertain whether any issuer of the Underlying Shares, or shares that underlie an ETF Underlying Index, to which the Securities relate (collectively, the “Underlying Equity”) should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 or a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297. If any issuer of the Underlying Equity were so treated, certain adverse U.S. federal income tax consequences might apply to you, in the case of a USRPHC if you are a Non-U.S. Holder (as defined below), and in the case of a PFIC if you are a U.S. Holder (as defined below), upon the sale, exchange or other disposition of the Securities. If a U.S. Holder owns or is deemed to own an equity interest in a PFIC for any taxable year, the U.S. Holder would generally be required to file IRS Form 8621 with its annual U.S. federal income tax return for that year, subject to certain exceptions. Failure to timely file the form may extend the time for tax assessment by the IRS. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the Underlying Equity and consult your tax adviser regarding the possible consequences to you if any issuer of Underlying Equity is or becomes a USRPHC or a PFIC.

This discussion may be supplemented, modified or superseded by further discussion regarding U.S. federal tax consequences set out in an applicable pricing supplement, which you should read before making a decision to invest in the relevant Securities.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare contribution tax. You should consult your tax adviser concerning the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the Securities or similar instruments, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the Securities. In connection with any information reporting requirements we may have in respect of the Securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat each Security, for U.S. federal income tax purposes, as a unit comprising (i) either (a) in the case of a Dual Test Daily Observation Security or a Valuation Date Security (as defined below), a put option written by you with respect to the Underlying Shares, or (b) in the case of a Single Test Daily Observation Security, an option written by you to enter into a forward contract (the “Forward Contract”) with respect to the Underlying Shares (in each case, the option will be referred to as the “Put Option”), and (ii) a deposit with us of a fixed amount of cash equal to the stated principal amount of the Security to secure your potential obligation under the Put Option or Forward Contract (the “Deposit”). Under this treatment:

•	a portion of each coupon payment made with respect to a Security will be attributable to interest on the Deposit; and

•	the remainder will represent option premium attributable to your grant of the Put Option (with respect to each coupon payment received and, collectively, all coupon payments received, “Put Premium”).

For purposes of the discussion in this section, “Valuation Date Securities” are Securities for which the occurrence of a Downside Event is based solely on the Closing Price or the Trading Price of the applicable Underlying Shares on the Valuation Date.

We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with this treatment. Accordingly, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities. Unless otherwise stated, the following discussion is based on the treatment of each Security as a Put Option and a Deposit.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a Security that is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Securities with a Term of Not More Than One Year

If the term of a Security (excluding the issue date but including all other days during the term of the Security through the last possible date that the Security could be outstanding) is not more than one year, the following discussion applies.

Coupon Payments

Because the term of the Securities is not more than one year, we intend to treat the Deposit as a “short-term obligation” issued at a discount equal to the sum of all interest payments to be made with respect to the Deposit, and the following discussion is based on this treatment. Under this treatment, if you are an accrual-method holder, or a cash-method holder who so elects, you will be required to include the discount in income as it accrues on a straight-line basis, unless you elect to accrue the discount on a constant-yield method based on daily compounding. If the coupon rate on the Security is not fixed, the timing of accrual of the discount may not be clear. If you are a cash-method holder who does not elect to accrue the discount in income currently, (i) you should include interest paid on the Deposit upon receipt and (ii) you will be required to defer deductions for interest paid on any indebtedness you incurred to purchase or carry the Securities in an amount not exceeding the amount of accrued discount, if any, that you have not included in income.

The Put Premium should not be taken into account until maturity or earlier redemption, sale or exchange of the Securities. We will provide the amount of each coupon payment that we will allocate to interest on the Deposit and to Put Premium in the applicable final pricing supplement. This allocation is binding on you unless you disclose otherwise on your U.S. federal income tax return; however, it is not binding on the IRS, and the IRS might disagree with it.

Sale or Exchange Prior to Redemption or Maturity

Upon a sale or exchange of a Security prior to maturity or earlier redemption, you should apportion the amount realized between the Deposit and the Put Option (or, in the case of a Single Test Daily Observation Security, if a Downside Event has occurred, the Forward Contract) based on their respective values on the date of sale or exchange. If the value of the Put Option (or the Forward Contract) is negative, you should be treated as having made a payment of such negative value to the purchaser in exchange for the purchaser’s assumption of the Put Option (or the Forward Contract), in which case a corresponding amount should be added to the amount realized in respect of the Deposit.

You should recognize gain or loss with respect to the Deposit in an amount equal to the difference between (i) the amount realized that is apportioned to the Deposit (the “Deposit Value”) and (ii) your basis in the Deposit (i.e., the price you paid to acquire the Security plus any amounts previously accrued into income but not yet paid). Any loss should be treated as short-term capital loss. Any gain should be treated as ordinary interest income to the extent of the amount of any accrued but unpaid discount on the Deposit not yet taken into income and any remaining gain should be treated as short-term capital gain. If the coupon rate on a Security is not fixed, the amount of a coupon payment in respect of an accrual period will not be known until the end of the relevant observation period and, therefore, it may not be clear how much discount, if any, will be treated as having accrued on the Deposit at the time of a sale or exchange that occurs during the period.

You should recognize gain or loss in respect of the Put Option (or the Forward Contract) in an amount equal to the total Put Premium you previously received, decreased by the amount deemed to be paid by you, or increased by the amount deemed to be paid to you, in exchange for the purchaser’s assumption of the Put Option (or the Forward Contract). This gain or loss should be short-term capital gain or loss.

Tax Treatment at Redemption or Maturity

The coupon payment received at redemption or maturity will be treated as described above under “Coupon Payments.”

Receipt of Cash at Redemption or Maturity. If a Security is retired for its stated principal amount in cash (without taking into account any coupon payment), the Put Option should be deemed to have expired unexercised, in which case you should recognize short-term capital gain in an amount equal to the sum of all payments of Put Premium received, including the Put Premium received at redemption or maturity.

At maturity, if you receive an amount of cash that is different (without taking into account the final coupon payment) from the stated principal amount of the Security, the Put Option should be deemed to have been exercised and you should be deemed to have applied the Deposit toward the cash settlement of the Put Option (or, in the case of a Single Test Daily Observation Security, the Forward Contract). In either case, you should recognize short-term capital gain or loss with respect to the Put Option in an amount equal to the difference between (i) the total Put Premium received (including the Put Premium received at maturity) plus the cash you receive at maturity, excluding the final coupon payment, and (ii) the Deposit.

Receipt of the Underlying Shares at Maturity. If you receive the Underlying Shares (and cash in lieu of any fractional share) at maturity, the Put Option should be deemed to have been exercised, and you should be deemed to have applied the Deposit toward the physical settlement of the Put Option (or, in the case of a Single Test Daily Observation Security, the Forward Contract). You should not recognize any income or gain in respect of the total Put Premium received (including the Put Premium received at maturity) and should not recognize any gain or loss with respect to the Deposit or the Underlying Shares received. Assuming this treatment, you should have an aggregate tax basis in the Underlying Shares received equal to the Deposit less the total Put Premium received over the term of the Securities. Your holding period for any Underlying Shares received should start on the day after receipt. With respect to any cash received in lieu of a fractional share, you should recognize short-term capital gain or loss in an amount equal to the difference between the amount of cash received in lieu of the fractional share and the pro rata portion of your aggregate tax basis that is allocable to the fractional share.

Possible Taxable Event

As provided in the accompanying prospectus, our obligations under the Securities may be assumed by Citigroup Inc. We intend that Citigroup Inc. will assume the Securities pursuant to this provision only in circumstances in which we expect to treat such an assumption as not giving rise to a significant modification of the Securities and have been advised by our counsel that such treatment is reasonable under the circumstances and the law in effect at the time of such assumption. However, in light of the lack of clear authority regarding the treatment of such an assumption, there may be uncertainty regarding the correctness of this treatment. As a result, it is possible that the IRS may treat an assumption of the Securities as a significant modification.

In addition, a designation of Successor Shares or Successor ETF Shares, a designation of a succesor Underlying Index or certain other modifications to the components of an Underlying Index could also result in a significant modification of the affected Securities.

In either case, a significant modification of the Securities would generally result in the Securities being treated as terminated and reissued for U.S. federal income tax purposes. As a result, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the Securities, and your holding period for your Securities could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued Securities could be characterized for U.S. federal income tax purposes as debt instruments or in some other manner, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the Securities after the significant modification.

You should consult your tax adviser regarding the consequences of a significant modification of the Securities.

Possible Alternative Tax Treatments of an Investment in the Securities

Alternative U.S. federal income tax treatments of the Securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to the Securities. It is possible, for example, that the entire coupon on the Securities could be treated as income to you at the time received or accrued, and other information reporting agents may report income to you on this basis. Alternatively, the coupon payments on the Securities might not be accounted for separately as giving rise to income to you until the sale or other taxable disposition of the Securities. It is also possible that the receipt of the Underlying Shares at maturity could be treated as a taxable event. Further, a Security could be treated as a debt instrument issued by us, in which case it would generally be treated as a “short-term obligation” and all or a portion of any gain you realize on a disposition of the Securities might be treated as ordinary income.

Other U.S. federal income tax treatments of the Securities are possible that could affect the timing and character of income or loss with respect to the Securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” regime, as discussed below under “—Securities with a Term of More than One Year—Possible Application of Section 1260 of the Code to Single Test Daily Observation Securities”; and appropriate transition rules and effective dates. While it is not clear whether the Securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by the notice described above.

Securities with a Term of More than One Year

If the term of a Security (excluding the issue date but including all other days during the term of the Security through the last possible date that the Security could be outstanding) is more than one year, the following discussion applies.

Coupon Payments

We intend to treat interest paid with respect to the Deposit as ordinary interest income that is taxable to you at the time it accrues or is received in accordance with your method of tax accounting.

The Put Premium should not be taken into account until maturity or earlier redemption, sale or exchange of the Securities. We will provide the amount of each coupon payment that we will allocate to interest on the Deposit and to Put Premium in the applicable final pricing supplement. This allocation is binding on you unless you disclose otherwise on your U.S. federal income tax return; however, it is not binding on the IRS, and the IRS might disagree with it.

Sale or Exchange Prior to Redemption or Maturity

Upon a sale or exchange of a Security prior to maturity or earlier redemption, you should apportion the amount realized between the Deposit and the Put Option (or, in the case of a Single Test Daily Observation Security, if a Downside Event has occurred, the Forward Contract) based on their respective values on the date of sale or exchange. If the value of the Put Option (or Forward Contract) is negative, you should be treated as having made a payment of such negative value to the purchaser in exchange for the purchaser’s assumption of the Put Option (or Forward Contract), in which case a corresponding amount should be added to the amount realized in respect of the Deposit.

Except with respect to any amount attributable to accrued interest on the Deposit, which should be treated as a payment of interest, you should recognize gain or loss with respect to the Deposit in an amount equal to the difference between (i) the Deposit Value and (ii) your basis in the Deposit (i.e., the stated principal amount of the Security). Such gain or loss should be long-term capital gain or loss if you have held the Security for more than one year, and short-term capital gain or loss otherwise.

In the case of a Single Test Daily Observation Security, if a Downside Event has not occurred prior to the sale or exchange, and in the case of a Dual Test Daily Observation Security or a Valuation Date Security, the following treatment should apply. You should recognize short-term capital gain or loss (in addition to gain or loss on the Deposit) in respect of the Put Option in an amount equal to the total Put Premium you previously received, decreased by the amount deemed to be paid by you, or increased by the amount deemed to be paid to you, in exchange for the purchaser’s assumption of the Put Option.

In the case of a Single Test Daily Observation Security, if a Downside Event has occurred prior to the sale or exchange, the following treatment should apply. The Put Option should be deemed to have been exercised and you should be deemed to have entered into the Forward Contract. You should recognize gain or loss (in addition to gain or loss on the Deposit) in respect of the Forward Contract in an amount equal to the total Put Premium you previously received, decreased by the amount deemed to be paid by you, or increased by the amount deemed to be paid to you, in exchange for the purchaser’s assumption of the Forward Contract. While not clear, and subject to the discussion below about the possible application of Section 1260, such gain or loss should be treated as long-term capital gain or loss if you held the Single Test Daily Observation Security for more than one year from the date the Put Option is deemed to have been exercised (i.e., the date a Downside Event occurred), and short-term capital gain or loss otherwise.

Tax Treatment at Redemption or Maturity

The coupon payment received at redemption or maturity should be treated as described above under “Coupon Payments.”

Receipt of Cash at Redemption or Maturity. If a Security is retired for its stated principal amount in cash (without taking into account any coupon payment), the Put Option should be deemed to have expired unexercised, in which case you should recognize short-term capital gain in an amount equal to the sum of all payments of Put Premium received, including the Put Premium received at redemption or maturity.

At maturity, if you receive an amount of cash that is different (without taking into account the final coupon payment) from the stated principal amount of the Security, the Put Option should be deemed to have been exercised and you should be deemed to have applied the Deposit toward the cash settlement of the Put Option (or, in the case of a Single Test Daily Observation Security, the Forward Contract).

In the case of a Dual Test Daily Observation Security or a Valuation Date Security, you should recognize short-term capital gain or loss with respect to the Put Option in an amount equal to the difference between (i) the total Put Premium received (including the Put Premium received at maturity) plus the cash you receive at maturity, excluding the final coupon payment, and (ii) the Deposit.

In the case of a Single Test Daily Observation Security, you should recognize gain or loss in respect of the Forward Contract in an amount equal to the difference between (i) the sum of the total Put Premium received (including the Put Premium received at maturity) plus the cash you receive at maturity, excluding the final coupon payment, and (ii) the Deposit. While not clear, and subject to the discussion below about the possible application of Section 1260, such gain or loss should be treated as long-term capital gain or loss if you held the Single Test Daily Observation Security for more than one year from the date the Put Option is deemed to have been exercised (i.e., the date a Downside Event occurred), and short-term capital gain or loss otherwise.

Receipt of the Underlying Shares at Maturity. If you receive the Underlying Shares (and cash in lieu of any fractional share) at maturity, the Put Option should be deemed to have been exercised, and you should be deemed to have applied the Deposit toward the physical settlement of the Put Option (or, in the case of a Single Test Daily Observation Security, the Forward Contract). You should not recognize any income or gain in respect of the total Put Premium received (including the Put Premium received at maturity), and should not recognize any gain or loss with respect to the Deposit or the Underlying Shares received. Assuming this treatment, you should have an aggregate tax basis in the Underlying Shares received equal to the Deposit less the total Put Premium received over the term of the Securities. Your holding period for any Underlying Shares received should start on the day after receipt. With respect to any cash received in lieu of a fractional share, you should recognize short-term capital gain or loss in an amount equal to the difference between the amount of cash received in lieu of the fractional share and the pro rata portion of your aggregate tax basis that is allocable to the fractional share.

Possible Taxable Event

As provided in the accompanying prospectus, our obligations under the Securities may be assumed by Citigroup Inc. We intend that Citigroup Inc. will assume the Securities pursuant to this provision only in circumstances in which we expect to treat such an assumption as not giving rise to a significant modification of the Securities and have been advised by our counsel that such treatment is reasonable under the circumstances and the law in effect at the time of such assumption. However, in light of the lack of clear authority regarding the treatment of such an assumption, there may be uncertainty regarding the correctness of this treatment. As a result, it is possible that the IRS may treat an assumption of the Securities as a significant modification.

In addition, a designation of Successor Shares or Successor ETF Shares, a designation of a successor Underlying Index or certain other modifications to the components of an Underlying Index could also result in a significant modification of the affected Securities.

In either case, a significant modification of the Securities would generally result in the Securities being treated as terminated and reissued for U.S. federal income tax purposes. As a result, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the Securities, and your holding period for your Securities could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued Securities could be characterized for U.S. federal income tax purposes as debt instruments or in some other manner, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the Securities after the significant modification.

You should consult your tax adviser regarding the consequences of a significant modification of the Securities.

Possible Application of Section 1260 of the Code to Single Test Daily Observation Securities

If a Single Test Daily Observation Security is linked to Underlying Shares that are equity interests in one of a specified list of entities, including an exchange-traded fund or other regulated investment company, a real estate investment trust, partnership or PFIC, and you held the Single Test Daily Observation Security for more than one year from the date the Put Option is deemed to have been exercised (i.e., the date a Downside Event occurred), it is likely that the investment in the Security will be treated as a “constructive ownership transaction” as defined in Section 1260. As a result, all or a portion of any long-term capital gain recognized by you in respect of the Single Test Daily Observation Security could be recharacterized as ordinary income (the “Recharacterized Gain”). In addition, an interest charge would be imposed on any deemed underpayment of tax for each year that the constructive ownership transaction was outstanding.

If an investment in the Single Test Daily Observation Security is treated as a “constructive ownership transaction,” the Recharacterized Gain will equal the excess of (i) any long-term capital gain recognized by you in respect of the Security over (ii) the “net underlying long-term capital gain.” The “net underlying long-term capital gain” is defined in Section 1260 as the aggregate net capital gain that you would have had if the specified Underlying Shares “had been acquired for fair market value on the date such transaction was opened” (i.e., the date the Put Option is deemed to have been exercised) and “sold for fair market value on the date such transaction was closed.”

You should consult your tax adviser regarding the potential application of the “constructive ownership” rule to the Single Test Daily Observation Securities.

Possible Alternative Tax Treatments of an Investment in the Securities

Alternative U.S. federal income tax treatments of the Securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to the Securities. It is possible, for example, that the entire coupon on the Securities could be treated as income to you at the time received or accrued, and other information reporting agents may report income to you on this basis. It is also possible that the Securities could be treated in their entirety as debt instruments issued by us. Under this treatment, the Securities would generally be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, regardless of your tax accounting method, (i) in each year that you held the Securities you would be required to accrue income, subject to certain adjustments, based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the Securities, and (ii) any gain on the sale, exchange or retirement of the Securities would be treated as ordinary income. A U.S. Holder could also be subject to special reporting requirements if any loss on the Securities exceeded certain thresholds.

Other U.S. federal income tax treatments of the Securities are possible that could affect the timing and character of income or loss with respect to the Securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” regime, as discussed above under “—Possible Application of Section 1260 of the Code to Single Test Daily Observation Securities”; and appropriate transition rules and effective dates. While it is not clear whether the Securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by the notice described above.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if you are for U.S. federal income tax purposes a beneficial owner of a Security that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a Non-U.S. Holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a Security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities to you.

As discussed above under “Tax Consequences to U.S. Holders—Possible Taxable Event,” under certain circumstances, including an assumption of the Securities by Citigroup Inc., the Securities could be subject to a significant modification and therefore deemed to be terminated and reissued for U.S. federal income tax purposes. In that event, depending on the facts and the time of the deemed reissuance, the reissued Securities might not be treated as prepaid forwards for U.S. federal income tax purposes, but might instead be treated as debt instruments or in some other manner. As a result, you might be subject to withholding tax in respect of the reissued Securities. You should consult your tax adviser regarding the consequences of a significant modification of the Securities. The discussion herein generally assumes that no such significant modification occurs.

Subject to the discussions below regarding Section 871(m) and “FATCA” and the discussion above regarding Section 897, you generally should not be subject to U.S. federal withholding or income tax in respect of payments on the Securities or amounts received on the sale, exchange or retirement of the Securities (including with respect to the receipt of Underlying Shares), provided that (i) income in respect of the Securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide to the applicable withholding agent an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a U.S. person.

If you are engaged in a U.S. trade or business, and if income from the Securities is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. Holder, unless an applicable income tax treaty provides otherwise. If you are a Non-U.S. Holder to which this paragraph may apply, you should consult your tax adviser regarding other U.S. tax consequences of the ownership and disposition of the Securities, including, if you are a corporation, the possible imposition of a 30% (or lower treaty rate) branch profits tax.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the Securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the withholding tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax adviser regarding the issues presented by the notice.

While we currently do not intend to withhold on payments on the Securities to Non-U.S. Holders (subject to the Form W-8 certification requirement described above and the discussions below regarding Section 871(m) and “FATCA”), in light of the uncertain treatment of the Securities other persons having withholding or information reporting responsibility in respect of the Securities may treat some or all of each coupon payment on a Security as subject to withholding tax at a rate of 30%. Moreover, it is possible that in the future we may determine that we should withhold at a rate of 30% on coupon payments on the Securities. We will not be required to pay any additional amounts with respect to amounts withheld.

Possible Withholding Under Section 871(m) of the Code

Section 871(m) of the Code and the Treasury regulations thereunder (“Section 871(m)”) impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to “specified equity linked instruments” (“Specified ELIs”), which are financial instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations and discussed further below. Section 871(m) provides certain exceptions to this withholding regime, in particular for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (“Qualified Indices”) as well as securities that track such indices (“Qualified Index Securities”).

Although the Section 871(m) regime is effective as of 2017, the regulations phase in the application of Section 871(m) as follows:

•	For financial instruments issued in 2017, Section 871(m) will generally apply only to financial instruments that have a “delta” of one.

•	For financial instruments issued after 2017, Section 871(m) will apply if either (i) the “delta” of the relevant financial instrument is at least 0.80, if it is a “simple” contract, or (ii) the financial instrument meets a “substantial equivalence” test, if it is a “complex” contract.

Delta is generally defined as the ratio of the change in the fair market value of a financial instrument to a small change in the fair market value of the number of shares of the U.S. Underlying Equity. The “substantial equivalence” test measures whether a complex contract tracks its “initial hedge” (shares of the U.S. Underlying Equity that would fully hedge the contract) more closely than would a “benchmark” simple contract with a delta of 0.80.

The calculations are generally made at the “calculation date,” which is the earlier of (i) the time of pricing of the Security, i.e., when all material terms have been agreed on, and (ii) the issuance of the Security. However, if the time of pricing is more than 14 calendar days before the issuance of the Security, the calculation date is the date of the issuance of the Security. In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the issuance of the Security. As a result, you should acquire such a Security only if you are willing to accept the risk that the Security is treated as a Specified ELI subject to withholding.

If the terms of a Security are subject to a “significant modification” (for example, upon an event discussed above under “Tax Consequences to U.S. Holders—Possible Taxable Event”) the Security generally will be treated as reissued for this purpose at the time of the significant modification, in which case the Securities could become Specified ELIs at that time.

If a Security is a Specified ELI, withholding in respect of dividend equivalents will, depending on the applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the Security or upon the date of maturity, lapse or other disposition of the Security by you, or possibly upon certain other events. Depending on the circumstances, the applicable withholding agent may withhold the required amounts from coupon or other payments on the Security, from proceeds of the retirement or other disposition of the Security, or from your other cash or property held by the withholding agent.

Depending on the terms of a Security and whether it is issued in 2017 or later, the pricing supplement may contain additional information relevant to Section 871(m), such as whether the Security references a Qualified Index or Qualified Index Security; whether it is a “simple” contract; the “delta” and the number of shares multiplied by delta (for a simple contract); and whether the “substantial equivalence test” is met and the initial hedge (for a complex contract).

Prospective purchasers of the Securities should consult their tax advisers regarding the potential application of Section 871(m) to a particular Security. Our determination is binding on Non-U.S. Holders, but it is not binding on the IRS. The Section 871(m) regulations require complex calculations to be made with respect to Securities linked to U.S. equities and their application to a specific issue of Securities may be uncertain. Accordingly, even if we determine that certain Securities are not Specified ELIs, the IRS could challenge our determination and assert that withholding is required in respect of those Securities. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to an underlier, you could be subject to withholding tax or income tax liability under Section 871(m) even if the Securities are not Specified ELIs subject to Section 871(m) as a general matter. Non-U.S. Holders should consult their tax advisers regarding the application of Section 871(m) in their particular circumstances.

U.S. Federal Estate Tax

If you are an individual Non-U.S. Holder, or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, a Security may be treated as U.S. situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of an investment in the Securities.

Information Reporting and Backup Withholding

Amounts paid on the Securities, and the payment of proceeds of a sale, exchange or other disposition of the Securities may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides the applicable withholding agent with the appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation applies to certain financial instruments that are treated as paying U.S.-source interest, dividends or dividend equivalents or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If required under FATCA, withholding applies to payments of FDAP income and, after 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as paying U.S.-source interest or dividends. Because the tax treatment of the Securities is unclear, the proper application of FATCA to the Securities is uncertain. However, you should assume that the Securities will be subject to the FATCA rules. If withholding applies to the Securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a Non-U.S. Holder, or a U.S. Holder holding Securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the Securities.

THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

The Underlying Shares

In the applicable pricing supplement, we will provide summary information regarding the business of each applicable Underlying Share Issuer based on its publicly available documents. Companies with securities registered under the Securities Exchange Act of 1934, as amended, are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (“SEC”). Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding any Underlying Share Issuer may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This product supplement and the applicable pricing supplement relate only to the Securities offered thereby and do not relate to the Underlying Shares or other securities of any Underlying Share Issuer. We will derive any and all disclosures contained in the applicable pricing supplement regarding an Underlying Share Issuer from the publicly available documents described above. In connection with the offering of the Securities, we have not participated, and will not participate, in the preparation of such documents and we have not made, and will not make, any due diligence inquiry with respect to any Underlying Share Issuer. We have not independently verified any information regarding any Underlying Share Issuer. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof or of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the price of any Underlying Shares (and therefore the applicable Equity Ratio) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning an Underlying Share Issuer could affect what you receive at maturity with respect to the Securities and therefore the value of the Securities at any time prior to maturity.

Conflicts of Interest

See the applicable pricing supplement and “Risk Factors Relating to the Securities—Risks Relating to All Securities—We and Our Affiliates May Have Economic Interests that Are Adverse to Those of the Holders of the Securities as a Result of Our Business Activities” for information about economic interests with respect to the Underlying Shares that we or our affiliates make may have that are adverse to your interests.

Historical Performance of the Underlying Shares

We will provide historical price information on the Underlying Shares in the applicable pricing supplement. You should not take any of those historical prices as an indication of future performance. Neither we nor any of our affiliates makes any representation to you as to the performance of the Underlying Shares.

Hypothetical Returns on Your Securities

The applicable pricing supplement may include a table, chart or graph showing various hypothetical returns on your Securities based on certain actual and assumed terms of the Securities and other important assumptions specified in the applicable pricing supplement, including the assumption that the Securities are held from the issue date to the Maturity Date.

Any table, chart or graph showing hypothetical returns will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate potential returns on the Securities in various hypothetical scenarios. Any description of what you receive at maturity in any such table, chart or graph will be entirely hypothetical.

The return on your Securities may be much less than the return that you might achieve were you to invest in the Underlying Shares directly. Among other things, the return on the Underlying Shares could include substantial dividend payments, which you will not receive as an investor in the Securities. The Securities generally provide downside exposure, but not upside exposure, to the Underlying Shares. You should not invest in the Securities if you seek to participate in any appreciation of the Underlying Shares.

Plan of Distribution; Conflicts of Interest

The terms and conditions set forth in the Amended and Restated Global Selling Agency Agreement dated April 7, 2017 among Citigroup Global Markets Holdings Inc., Citigroup Inc. and the Agents listed on Schedule I thereto, including Citigroup Global Markets, govern the sale and purchase of the Securities.

The Securities will not be listed on a securities exchange, unless otherwise specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, Citigroup Global Markets, an affiliate of Citigroup Global Markets Holdings Inc., will be the underwriter of the sale of the Securities and will purchase the Securities as principal from Citigroup Global Markets Holdings Inc. at the public offering price less an underwriting discount specified in the applicable pricing supplement. Citigroup Global Markets may offer the Securities directly to the public at the public offering price specified in the applicable pricing supplement. Citigroup Global Markets may also offer the Securities to selected dealers, which may include dealers affiliated with Citigroup Global Markets Holdings Inc., at the public offering price less a selling concession specified in the applicable pricing supplement.

A portion of the net proceeds from the sale of the Securities will be used to hedge Citigroup Global Markets Holdings Inc.’s obligations under the Securities. Citigroup Global Markets Holdings Inc. may hedge its obligations under the Securities through an affiliate of Citigroup Global Markets Holdings Inc. and Citigroup Global Markets or through unaffiliated counterparties, and such counterparties may profit from such expected hedging activity even if the value of the Securities declines. This hedging activity could affect the market price of the Underlying Shares and, therefore, the value of and your return on the Securities. You should refer to the section “Risk Factors Relating to the Securities—The price of the underlying shares and, therefore, the value of the securities may be affected by our or our affiliates’ hedging and other trading activities” in this product supplement, the section “Plan of Distribution; Conflicts of Interest” in the accompanying prospectus supplement and the section “Use of Proceeds and Hedging” in the accompanying prospectus.

Citigroup Global Markets is an affiliate of Citigroup Global Markets Holdings Inc. Accordingly, each offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the Securities, either directly or indirectly, without the prior written consent of the client.

Citigroup Global Markets Holdings Inc. has agreed to indemnify Citigroup Global Markets against liabilities relating to material misstatements and omissions with respect to the Securities, or to contribute to payments that Citigroup Global Markets may be required to make relating to these liabilities. Citigroup Global Markets Holdings Inc. will reimburse Citigroup Global Markets for customary legal and other expenses incurred by Citigroup Global Markets in connection with the offer and sale of the Securities.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the Securities by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the Securities and related lending transactions, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Securities.

Accordingly, the Securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption or there is some other basis on which the purchase and holding of the Securities will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase or holding of the Securities that (a) it is not a Plan and its purchase and holding of the Securities is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the Securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the Securities shall be required to represent (and deemed to have represented by its purchase of the Securities) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the Securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The Securities are contractual financial instruments. The financial exposure provided by the Securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Securities. The Securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Securities.

Each purchaser or holder of any Securities acknowledges and agrees that:

(i)       the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Securities, (B) the purchaser or holder’s investment in the Securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Securities;

(ii)       we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Securities and (B) all hedging transactions in connection with our obligations under the Securities;

(iii)       any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)       our interests are adverse to the interests of the purchaser or holder; and

(v)       neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any Securities to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Securities if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of Securities by the account, plan or annuity.

Medium-Term Senior Notes, Series N

Equity Linked Securities

Product Supplement No. ES-01-06
April 7, 2017

(Including Prospectus and Prospectus Supplement each dated April 7, 2017)

Citigroup